[Automatic translation for information purposes only]

Exhibit 5.4

TABLE OF CONTENTS
CLAUSE	PAGE

1.	DEFINITIONS AND INTERPRETATION	4
2.	GLOBAL AGENT	18
3.	RANK AND PRIORITY	31
4.	ADOPTION OF DECISIONS BY SENIOR CREDITORS	32
5.	OBLIGATIONS AND RIGHTS OF SENIOR CREDITORS	33
6.	OBLIGATIONS AND RIGHTS OF SUBORDINATE CREDITORS	35
7.	RULES RELATING TO THE ENFORCEMENT OF SECURITIES	38
8.	DISTRIBUTION OF AMOUNTS RECEIVED	39
9.	ADDITIONAL DEBT	43
10.	STATEMENTS BY DEBTORS	45
11.	INSOLVENCY	48
12.	DURATION	50
13.	CHANGES TO THE PARTIES	50
14.	ACCESSION OF NON-SIGNATORY SENIOR CREDITORS	53
15.	AMENDMENTS	53
16.	PRIORITY	54
17.	COSTS AND EXPENSES	54
18.	NOTIFICATIONS	55
19.	ENTIRE CONTRACT	57
20.	PARTIAL INVALIDITY	57
21.	RESERVE OF SHARES	58
22.	VAT AND INHERITANCE AND GIFT TAX	58
23.	CONFIDENTIALITY	58
24.	DATA PROTECTION	62
25.	PUBLIC OFFERING	63

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26.	APPLICABLE LAW	63
27.	JURISDICTION	63
Appendix 1 ORIGINAL DEBTORS		68
Appendix 2 SENIOR CREDITORS		69
Appendix 3 ORIGINAL INTRA-GROUP CREDITORS		70
Appendix 4 SECURITY INTERESTS		71
Appendix 5 INDEPENDENT GUARANTEES		2
Appendix 6 MODEL ACCESSION DOCUMENT		1
Appendix 7 MODEL LETTER OF ACCESSION		3
Appendix 8 DETAILS FOR NOTIFICATION PURPOSES		5

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In Madrid, on 8 April 2026.

HAVING GATHERED

On the one hand,

(1) WALL BOX CHARGERS, S.L.U., a company incorporated under Spanish law, with its registered office at Paseo de la Castellana 95, 28th floor, Madrid, and Tax Identification Number A-66542903 (“Wallbox Chargers”).

(2) AR ELECTRONICS SOLUTIONS, S.L.U., a company incorporated in Spain, with its registered office at Carrer del Foc 68, 08038 Barcelona, and Tax Identification Number B-66162413 (“AR Electronics”).

(3) WALLBOX USA INC., a US company, with its registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 (United States) and Tax Identification Number N02582841 ("Wallbox USA").

(4) THE COMPANIES listed on the Annex 1 (Original Debtors) as debtors and/or guarantors on the Signing Date (together with Wallbox Chargers, AR Electronics and Wallbox USA, the "Original Debtors").

Furthermore,

(5) THE ENTITIES listed in Part I (Original Lending Entities) of the (Senior Lending Entities) as lending entities on the Signing Date (the “Original Lending Entities”).

(6) THE ENTITIES listed in Part II (Original Factoring Entities) of Annex 2 (Senior Creditor Entities) as factoring entities on the Signing Date (the “Original Factoring Entities”).

(7) THE ENTITIES listed in Part III (Original Confirming Entities) of Annex 2 (Senior Creditor Entities) as confirming entities on the Signing Date (the “Original Confirming Entities”).

Hereinafter, the Original Creditor Entities, the Original Factoring Entities and the Original Confirming Entities shall be collectively referred to as the “Original Operating Entities”.

(8) THE ENTITIES listed in Part IV (Original Lending Entities) of Annex 2 (Senior Creditor Entities) as lending entities on the Signing Date (the “Original Lending Entities”).

Furthermore,

(9) THE ENTITIES listed in Annex 3 (Original Intra-Group Creditors) as intra-group creditors on the Signing Date (the “Original Intra-Group Creditors”).

And furthermore,

(10) PALMER AGENCY SERVICES (SPAIN), S.L.U., a company incorporated under Spanish law, with its registered office at Calle Castelló, 59, Bajo, 28001, Madrid, and Tax Identification Number B56936644 (“Palmer”).

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Hereinafter, Palmer or any other entity holding the position of “Global Agent” at any given time in accordance with the provisions of Clause2.1 shall be referred to as the “Global Agent”.

Hereinafter, Palmer or such other entity as may at any time hold the position of “Agent” under the Working Capital Framework Agreement (as defined below) shall be referred to as the “Working Capital Agent”.

Hereinafter, Palmer or such other entity as may at any time hold the position of “Agent” under the Working Capital Framework Agreement (as defined below) shall be referred to as the “Working Capital Agent”.

All the above are duly authorised and, acknowledging each other’s capacity,

NOW THEREFORE

(A) That, on this date, Wallbox Chargers, AR Electronics and Wallbox USA, together with their principal creditors, have approved a restructuring plan (the “Restructuring Plan”), in accordance with the provisions of Title III of Book Two of the Insolvency Act, the purpose of which is to establish the terms and procedure for the restructuring of the Group’s liabilities, as well as to adopt the necessary measures to ensure its viability, in accordance with the viability plan incorporated into the Restructuring Plan itself.

(B) In this context, on or around this date, the following documents, amongst others, have been executed:

(i) a framework agreement in relation to certain working capital financing instruments (which comprise both debt instruments entered into prior to the Signing Date and others entered into on or around that date), signed by, amongst others, Wallbox Chargers, AR Electronics, Wallbox USA and the Original Debtors listed therein as principal debtors, confirming debtors and/or factoring debtors, as applicable, the Working Capital Agent as agent and the Original Operating Entities as crediting entities, confirming entities and/or factoring entities, as applicable (as such agreement may be novated, amended, restated or supplemented from time to time, the “Working Capital Framework Agreement”); and

(ii) a framework agreement in relation to certain term financing instruments (which comprise both debt instruments entered into prior to the Signing Date and others entered into on or around that date), entered into by, amongst others, Wallbox Chargers, AR Electronics, Wallbox USA as borrowers and the other Original Debtors listed therein as original guarantors, the Loan Agent as agent and the Original Lending Entities (as such agreement may be novated, amended, restated or supplemented from time to time, the “Framework Loan Agreement”).

(C) Furthermore, in accordance with the provisions of the Restructuring Plan, it is intended to grant the security interests identified in the Annex 4 (Security Interests) as security for the payment obligations assumed by the Obligors under the Senior Debt Instruments in force at that time (together with any other security interest that may be created in the future to secure such payment obligations, the “Security Interests”) . The Security Interests identified

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in Annex 4 (Security Interests) shall be granted within the timeframes set out for this purpose in the Restructuring Plan.

(D) That the Creditor Entities have agreed to regulate the relationships that may exist between them as creditors of the Debtors under the Debt Instruments and, in particular, the manner in which they exercise their credit rights against the Debtors and (in the case of the Senior Creditor Entities), the enforcement of the Security Interests.

(E) In view of the foregoing, the parties hereto have agreed to enter into this agreement (the “Agreement”), which shall be governed by the following:

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CLAUSES

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Agreement:

"Shareholder Creditors" means any entity that accedes to this Agreement as a Shareholder Creditor in accordance with Clauses13.2 (Assignment by Subordinated Creditor Entities) and13.6 (Accession of Shareholder Creditors).

"Intra-group Creditors" means:

(a) any Original Intra-Group Creditor; and

(b) any other entity that accedes to this Agreement as an Intra-Group Creditor in accordance with Clauses13.2 (Assignment by Subordinated Creditor Entities) and13.7 (Accession of Intra-Group Creditors).

"Working Capital Framework Agreement" has the meaning attributed to that term in Schedule (B) .

"Master Loan Agreement" has the meaning attributed to that term in the " (B) ".

"Affiliate" means, in relation to any entity, a Subsidiary of that entity or a Parent Company of that entity or any other Subsidiary of that Parent Company.

"Working Capital Agent" has the meaning attributed to that term in the "Parties" section of this Agreement.

"Lending Agent" has the meaning assigned to that term in the "Definitions" section of this Agreement.

"Global Agent" has the meaning assigned to that term in the "Definitions" section of this Agreement.

"Approval Order" has the meaning attributed to that term in the Restructuring Plan.

"Regulatory Authority" means:

(a) the United States of America;

(b) the United Nations;

(c) the European Union;

(d) the United Kingdom;

(e) the member states of the European Union; and

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(f) the governments and official institutions or agencies of any of the preceding sub-paragraphs (a) to (e), including OFAC (Office of Foreign Assets Control), the US Department of State, and His Majesty’s Treasury.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, registration, public disclosure, entry or registration.

"ICO Guarantee" means any guarantee issued by the ICO under (or in accordance with) an ICO Framework Agreement.

"Material Adverse Change" means any event or circumstance (or combination of events and/or circumstances) which, in the opinion of the Majority of Senior Creditor Entities:

(a) has or may, by the mere passage of time and in relation to the Group’s financial condition, business, assets or property, have a substantially adverse effect on the ability of any of the Debtors to fulfil all obligations owed to the Senior Creditor Entities arising from any Senior Debt Instrument; or

(b) may result, by the mere passage of time, in any of the Senior Debt Instruments becoming unlawful, invalid, ineffective or unenforceable against any of the Debtors.

"Letter of Election" has the meaning attributed to that term in the Restructuring Plan.

"CESCE" means Compañía Española de Seguros de Crédito a la Exportación, S.A. Compañía de Seguros y Reaseguros, S.M.E., acting in its own name and on behalf of the Spanish State.

"Commercial Code" means the Commercial Code approved by the Royal Decree of 22 August 1885.

"Confidentiality Undertaking" means a confidentiality undertaking substantially in accordance with the model recommended by the LMA or in any other form agreed between Wallbox Chargers and the Global Agent.

"Shareholders’ Bridge Loan Agreement" means the loan agreement entered into on or prior to the Signing Date by Orilla Asset Management, S.L., Inversiones Financieras Perseo, S.L. (a company of the Iberdrola group), AM Gestio, S.L., Consilium, S.L., Mingkiri, S.L. and Kariega Ventures, S.L. as lenders and Wallbox N.V. as borrower.

"ICO Framework Agreements" means any framework agreement entered into between an Operating Entity and the ICO to govern the terms and conditions of cooperation in relation to the guarantee facilities granted by the Ministry of Economic Affairs and Digital Transformation and managed by the ICO.

"Affected Loans" has the meaning attributed to that term in Clause8.3 (Subrogation).

"Cash Sweep Account" means the bank account number [***] held in the name of Wallbox Chargers at [***].

"Reserve Account" means the bank account number [***] held in the name of Wallbox Chargers at [***].

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"Reiterated Representations" means each of the representations referred to in Clause10 (Representations of the Debtors).

"Additional Debt" means any financing facility, whether bilateral or syndicated, for an aggregate maximum amount of at least EUR 12,500,000, entered into by, amongst others, any Senior Lender and any Original Debtor, and which is guaranteed by CESCE, as evidenced by an Additional Debt Instrument.

"Debtors" means:

(a) any Original Debtor;

(b) any Group company which at any time receives financing of any kind from any Lending Entity or provides any security or guarantee in favour of the Lending Entities, and accedes to this Agreement as a Debtor in accordance with Clause13.5 (Accession of Debtors); and

(c) any Group company that becomes an assignee of a Debtor under a Debt Instrument and accedes to this Agreement as a Debtor in accordance with Clause13.3 (Assignments by Debtors).

"Business Day" means a day (other than a Saturday or Sunday) on which (i) banks are open for general business in Madrid, Barcelona and New York and (ii) is a TARGET Day.

"TARGET Day" means any day on which T2 is open for the settlement and clearing of payments in Euros.

"Adhesion Document" means a standard form contract substantially in accordance with the terms of Annex 6 (Model Adhesion Document).

"Additional Debt Instrument" means any instrument evidencing and governing the terms applicable to the Additional Debt.

"Security Documents" means:

(a) the documents pursuant to which the Security Interests are created;

(b) any document by virtue of which any type of security interest (other than a personal guarantee) is created to secure any obligation arising from any Senior Debt Instrument, regardless of the applicable law and the nature of such security interest ;

(c) any irrevocable power of attorney associated with the Security Interests; and

(d) any other document designated as such by Wallbox Chargers and the Global Agent.

“Insolvency Creditor” has the meaning attributed to that term in Clause11 (Insolvency).

"Lending Entities" means:

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(a) any Original Lending Entity;

(b) any other entity that becomes a party to the Working Capital Framework Agreement as a “New Operating Entity” in respect of any credit facility and has acceded to this Agreement as a Lending Entity and Senior Lending Entity in accordance with Clause13.1 (Assignment by Senior Lending Entities); and

(c) any other entity that is a party as a lending entity under an Additional Debt Instrument and has acceded to this Agreement as a Lending Entity and Senior Lending Entity in accordance with Clause13.4 (Accession of Senior Lending Entities).

"Lending Entities" means collectively the Senior Lending Entities and the Subordinated Lending Entities.

"Senior Creditor Institutions" means, collectively, the Lending Institutions, the Factoring Institutions, the Confirming Institutions and the Lending Institutions.

"Non-Signatory Senior Creditor Entities" means those Senior Creditor Entities of Senior Obligations subject to the Restructuring Plan that do not sign this Agreement on the Signing Date.

"Subordinated Creditor Entities" means, collectively, the Shareholder Creditors and the Intra-group Creditors.

"Confirming Entities" means:

(a) any Original Confirming Entity;

(b) any other entity that becomes a party to the Working Capital Framework Agreement as a “New Operating Entity” in respect of any confirming and has acceded to this Agreement as a Confirming Entity and Senior Creditor in accordance with Clause13.1 (Assignment by Senior Creditors); and

(c) any other entity that is a party as a confirming entity under an Additional Debt Instrument and has acceded to this Agreement as a Confirming Entity and Senior Lending Entity in accordance with Clause13.4 (Accession of Senior Lending Entities).

"Factoring Entities" means:

(a) any Original Factoring Entity;

(b) any other entity that becomes a party to the Working Capital Framework Agreement as a “New Operating Entity” in respect of any factoring and has acceded to this Agreement as a Factoring Entity and Senior Lending Entity in accordance with Clause13.1 (Assignment by Senior Lending Entities); and

(c) any other entity that is a party as a factoring entity under an Additional Debt Instrument and has acceded to this Agreement as a Factoring Entity and Senior Creditor Entity in accordance with Clause13.4 (Accession of Senior Creditor Entities).

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"Operating Entities" means collectively the Lending Entities, the Factoring Entities and the Confirming Entities.

"Original Operating Entities" has the meaning attributed to that term in the "Parties" section of this Agreement.

"Lending Entities" means:

(a) any Original Lending Entity;

(b) any other entity that becomes a party to the Master Loan Agreement as a “New Lending Entity” and has acceded to this Agreement as a Lending Entity and Senior Creditor Entity in accordance with Clause13.1 (Assignment by Senior Creditor Entities); and

(c) any other entity that is a party as a lender under an Additional Debt Instrument and has acceded to this Agreement as a Lender and Senior Creditor in accordance with Clause13.4 (Accession of Senior Creditors).

"Effective Date" has the meaning attributed to that term in the Restructuring Plan .

"Option Exercise Closing Date" has the meaning assigned to that term in the Restructuring Plan.

"Signing Date" means the date of signing of this Agreement.

"EIF" means the European Investment Fund.

"Subsidiary" means, in relation to a company, any company that is controlled, directly or indirectly, within the meaning of Article 42 of the Commercial Code, by that company.

"EIF Guarantee" means any guarantee issued by the EIF in respect of any Senior Debt Instrument in favour of any Senior Creditor.

"Security Interest" has the meaning attributed to that term in the Exponen (C) .

"Independent Security" means mortgages, pledges (with or without transfer of possession), charges, encumbrances, warrants or other security rights or agreements having similar effect (including, without limitation, any trust), as well as any undertaking to create and grant any of the foregoing, as described in Annex 5 (Independent Security) and granted in favour of certain Senior Lenders.

"Group" means Wallbox N.V. and all its Subsidiaries.

"ICO" means Instituto de Crédito Oficial, E.P.E.

"Confidential Information" means all information relating to any Debtor, the Group, this Agreement or the Debt Instruments, of which a particular Financial Party becomes aware in its capacity as, or for the purpose of becoming, a Financial Party, or which is received by a

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Financial Party in connection with, or for the purpose of becoming, a Financial Party under this Agreement and the Senior Debt Instruments through:

(a) any member of the Group or any of its advisers; or

(b) another Financial Party, if the information was obtained by that Financial Party, directly or indirectly, from another member of the Group or from any of its advisers,

in any format, including verbal information and any document, electronic file or any other medium of representation or recording of information containing, derived from or copied from such information, but excluding information which:

(i) is or becomes public information for any reason other than a direct or indirect breach by such Financial Party of the terms set out in Clause23 (Confidentiality); or

(ii) at the time of disclosure, is identified in writing as non-confidential by a member of the Group or any of its advisers; or

(iii) is known to such Financial Party prior to the date on which the information is disclosed to it in accordance with the provisions of sections (a) or (b) above, or has been lawfully obtained by such Financial Party after that date from a source which, to the best of such Financial Party’s knowledge and belief, is not related to the Group and, in both cases, to the best of the Financial Party’s knowledge, has not been obtained in breach of, and is not otherwise subject to, any duty of confidentiality.

"Debt Instruments" means collectively the Senior Debt Instruments and the Subordinated Debt Instruments.

"ICO Debt Instruments" means any financing agreement or equivalent entered into between a Group company and a Senior Lending Entity in respect of which an ICO Guarantee has been issued, whilst such ICO Guarantee remains in force.

"Senior Debt Instruments" means any instrument evidencing and governing the terms applicable to the Senior Obligations, including, without limitation, the Revolving Credit Facility Agreement (and the debt instruments governed thereunder), the Loan Facility Agreement (and the debt instruments governed thereunder), any Additional Debt Instrument and any other document designated as such by the Global Agent and Wallbox Chargers.

"Subordinated Debt Instruments" means any document evidencing and governing the terms applicable to the Subordinated Obligations, expressly including the Shareholders’ Bridge Loan Agreement and any other document designated as such by the Global Agent and Wallbox Chargers.

"Insolvency Act" means the consolidated text of the Insolvency Act, approved by Royal Legislative Decree 1/2020 of 5 May.

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"Companies Act" means the consolidated text of the Companies Act, approved by Royal Legislative Decree 1/2010 of 2 July.

"Sanctions List" means the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, the Consolidated List of Financial Sanctions and the List of Sanctioned Investors maintained by Her Majesty’s Treasury (United Kingdom) or any similar public list maintained by or the public announcement of any Sanction made by any Sanctioning Authority, as publicly updated from time to time.

"LMA" means the "Loan Market Association".

"Majority of Senior Creditor Entities" means, at any given time, the group of Senior Creditor Entities whose share of the amount committed under the Senior Debt Instruments represents at least 66.67%.

"Majority of Operating Entities" has the meaning attributed to that term in the Working Capital Framework Agreement.

"Majority of Lending Entities" has the meaning attributed to that term in the Framework Loan Agreement.

"ICO Regulations" means any regulations, rules, clauses, notes, contracts or terms applicable to the ICO Guarantees.

"Corporate Purpose" is the specific purpose of a company, as it generally consists of the specific activity that will enable the generation of profits and the sector or economic branch in which it will be carried out.

"Senior Obligations" means the obligations assumed by the Debtors towards the Senior Lending Institutions, as applicable, pursuant to, or in connection with, the Senior Debt Instruments, whether:

(a) obligations incurred prior to the Signing Date, including: (i) those that have been novated on or after the Signing Date; and (ii) those which, having been formalised on or after the Signing Date, arise from obligations incurred prior to the Signing Date (the “Old Money”); or

(b) obligations incurred on or after the Signing Date, expressly excluding those that replace obligations incurred prior to the Signing Date, which shall be treated as Old Money for all purposes (the “New Money”).

"Subordinated Obligations" means the obligations assumed by the Debtors towards the Subordinated Creditor Entities, as applicable, pursuant to, or in connection with, the Subordinated Debt Instruments, as applicable.

"Obligors" means those entities that have the status of "Obligors" under the Working Capital Framework Agreement and/or the Loan Framework Agreement at any given time.

"Financing Office" means:

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(a) in relation to a Senior Lender, the office or offices notified by such Senior Lender to the Global Agent in writing on or before the date on which it becomes a Senior Lender (or, after such date, by giving at least five (5) Business Days’ prior written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b) in relation to any other Financial Party, the office in the jurisdiction in which it is resident for tax purposes.

"Sanctioned Country" means a country or territory that is, or whose Government is, subject to or the subject of Sanctions, including, without limitation, Iran, North Korea, Russia, Sudan, South Sudan and Syria.

"Party" means each party to this Agreement at any time.

"Financial Party" means the Facility Agent, the Loan Agent, the Global Agent or a Senior Lending Entity.

"Restricted Party" means a person:

(a) who is, is owned by, or is controlled by, directly or indirectly, a person appearing on a Sanctions List or who is otherwise subject to Sanctions;

(b) that is established in, or is resident in, or carries on business in, or operates in, or is incorporated under the laws of, a Sanctioned Country;

(c) who is acting on behalf of any of the persons listed in sections (a) and (b) above; or

(d) with whom any other person or any Financial Party is prohibited, pursuant to any Sanction, from doing business or otherwise engaging in any transaction.

"Term of Membership" means the period of time between (both inclusive):

(a) the Signing Date; and

(b) the Option Exercise Completion Date.

"Restructuring Plan" has the meaning set out in the "Preamble" section of this Agreement.

"CESCE Policy" means any insurance policy issued by CESCE in relation to any Senior Debt Instrument in favour of any Senior Creditor Entity, comprising its general and specific terms and conditions, as well as any supplementary terms and conditions that may be entered into subsequently.

"Shareholders’ Bridge Loan" means the loan in the amount of EUR 6,647,058.82 granted on or prior to the Signing Date by Orilla Asset Management, S.L., Inversiones Financieras Perseo, S.L. (a company of the Iberdrola group), AM Gestio, S.L., Consilium, S.L., Mingkiri, S.L. and Kariega Ventures, S.L. as lenders, in favour of Wallbox NV, as borrower.

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"Blocking Regulation" means Council Regulation (EC) No 2271/96 of 22 November 1996 on protection against the effects of the extraterritorial application of legislation adopted by a third country, and against actions based thereon or resulting therefrom.

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Sanctions" means any economic or financial sanctions, regulations, trade embargoes or other restrictive measures imposed, administered, enacted or enforced at any time by any Sanctioning Authority.

"Parent Company" means, in relation to a particular company, any other company of which that company is a Subsidiary.

"Super Majority of Senior Creditor Entities" means, at any time, the group of Senior Creditor Entities whose share of the amount committed under the Senior Debt Instruments represents at least 75%.

"Event of Default" has the meaning attributed to that term in the Cash Facility Master Agreement or the Loan Facility Master Agreement, as applicable.

"T2" means the real-time gross settlement system operated by the Eurosystem, or any system succeeding it.

1.2 Interpretation

(a) Unless otherwise stated, references made in this Agreement to:

(i) the "Cash Agent", the "Loan Agent", the "Global Agent", any "Debtor", any "Creditor Entity", any “Factoring Entity”, any “Confirming Entity”, any “Lending Entity”, any “Shareholder Creditor”, any “Intragroup Creditor” and any “Party” shall be construed as including their successors in title or authorised assignees in accordance with the Debt Instruments and this Agreement;

(ii) “assets” includes property, income and rights of any kind, present and future;

(iii) this Agreement or a “Debt Instrument” or any other agreement or document shall be deemed to refer to the relevant document as amended, novated, supplemented, extended or restated;

(iv) a "group of Creditor Entities" includes all Creditor Entities;

(v) a "group of Senior Creditor Entities" includes all Senior Creditor Entities;

(vi) a “person” includes any person, firm, partnership, company, government, state, public authority, public body or agency, and any association, trust, joint venture, consortium, partnership or any other entity (whether or not it has its own legal personality);

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(vii) a "regulation" or "rule" includes any law, rule, regulation, provision, by-law, circular, order, official guideline, request or guidance (whether or not it has binding effect) issued by any governmental, administrative, national, intergovernmental or supranational body, agency or department, or regulatory or self-regulatory body, or any other authority;

(viii) “to the best of their knowledge and belief” shall apply solely in respect of the specific fact to which it refers and shall encompass not only the actual knowledge that the Debtors have of the relevant fact, but also the knowledge they ought to have after having carried out the examination or enquiry that might reasonably be expected of a prudent and diligent businessperson in the Debtors’ sector of activity (as applicable );

(ix) a statutory provision refers to that provision as amended, modified or consolidated; and

(x) a time reference refers to the time in Madrid.

(b) The headings of the Sections, Clauses and Annexes are included solely for ease of reference.

(c) Any term used in this Agreement in the masculine form shall be deemed to include the same term in the feminine form and vice versa. Any term used in this Agreement in the singular form shall be deemed to include the same term in the plural form and vice versa.

(d) Unless otherwise stated, terms used in any other Debt Instrument or in any notices given under or in connection with any Debt Instrument shall have the meaning attributed to them in this Agreement.

1.3 Calculation of time limits

The definitions contained in this Clause (together with the definition of “Business Day”), unless otherwise stated, shall apply when calculating the time periods set out in this Agreement.

"year" or "annual" means the period between a specific Day and the Day bearing the same number in the twelfth (12th) month following, unless there is no Day bearing the same number in that month, in which case this period shall end on the last Day of the twelfth (12th) month following.

"Day" or "day" or "calendar day" means each day of the Gregorian calendar. In the case of periods stipulated in Days or days, these shall be understood to be calendar days, unless otherwise specified.

"time" means Madrid time, unless otherwise stated.

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"Month" or "month" means any period commencing on a specific day of a calendar month and ending on the numerically equivalent day of the following calendar month, on the understanding that:

(a) if the corresponding numerically equivalent day is not a Business Day, such period shall end on the next Business Day within that calendar month in which the period ends, if any, or, failing that, on the immediately preceding Business Day; and

(b) if there is no numerically equivalent day within the calendar month in which such period is to end, the period shall end on the last Business Day of that calendar month.

The above rules shall apply only to the last Month of any period.

1.4 Currency symbols and definitions

"EUR" and "Euro" means the single currency of the Participating Member States.

1.5 CESCE Policies

(a) Notwithstanding any provision to the contrary contained in this Agreement or in any Senior Debt Instrument, nothing in any Senior Debt Instrument shall oblige a Financial Party to act or refrain from acting in a manner inconsistent with any requirement or instruction of CESCE under, or in connection with, any CESCE Policy and, in particular, each Financial Party:

(i) shall be authorised to take all measures it deems necessary to ensure compliance with all CESCE requirements under, or in connection with, any CESCE Policy;

(ii) shall not be obliged to take any action which, in its reasonable opinion, might result in a breach of any requirement or instruction of CESCE under, or in connection with, any CESCE Policy; and

(iii) shall be obliged to follow CESCE’s instructions. Each Party agrees that no Financial Party shall be liable to the other Parties for complying with such instructions.

(b) Nothing in this Clause1.5 (CESCE Policies) shall affect the obligations of any Debtor under the Senior Debt Instruments.

(c) If, in the opinion of any of the Financial Parties (acting reasonably), there are terms of any Senior Debt Instrument that contradict or conflict with any provision of a CESCE Policy, such that compliance by that Financial Party with the terms of the said CESCE Policy may result in a breach by it of the terms of that Senior Debt Instrument, that Financial Party shall notify the other Parties.

(d) The Parties agree that the terms of the relevant Senior Debt Instrument shall be amended or supplemented to the extent necessary (at the Debtors’ expense) so that

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compliance by that Financial Party with the terms of the CESCE Policy does not constitute a breach of the terms of the relevant Senior Debt Instrument.

(e) In the event of any conflict or inconsistency between the terms of any Senior Debt Instrument and a CESCE Policy, the terms of the CESCE Policy shall prevail.

(f) The Debtors undertake to:

(i) provide the Senior Lending Institution, upon request, as soon as possible, with a copy of any documentation required by CESCE or the Senior Lending Institution to comply with any CESCE Policy; and

(ii) take any action required by CESCE or a Senior Lender to comply with any CESCE Policy.

1.6 ICO Regulations

(a) Without prejudice to any provision to the contrary contained in this Agreement or any Senior Debt Instrument, nothing in this Agreement or any Senior Debt Instrument shall oblige a Financial Party to act or refrain from acting in contravention of the ICO Regulations or in any other manner that may result in the impairment or loss of an ICO Guarantee; and, in particular, each Financial Party:

(i) shall be entitled to take all measures it deems necessary to ensure compliance with the ICO Regulations and the preservation of its ICO Guarantees ; and

(ii) shall not be obliged to do anything which, in its reasonable opinion, might result in a breach of the ICO Regulations and the preservation of its ICO Guarantees.

(b) Nothing in this Clause1.6 (ICO Regulations) shall affect the obligations of any Debtor under this Agreement or the Senior Debt Instruments.

(c) If, in the opinion of any of the Financial Parties (acting reasonably), there are terms of this Agreement or any Senior Debt Instrument that contradict or conflict with the ICO Regulations, such that compliance by that Financial Party with the ICO Regulations may result in a breach by it of the terms of this Agreement or such Senior Debt Instrument, that Financial Party shall notify the other Parties.

(d) The Parties agree that the terms of this Agreement or the relevant Senior Debt Instrument shall be amended or supplemented to the extent necessary (at the Debtors’ expense) so that compliance by that Financial Party with the ICO Regulations does not constitute a breach of the terms of this Agreement or the relevant Senior Debt Instrument.

(e) The Debtors undertake to:

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(i) provide the Senior Lending Entity, upon request, as soon as possible, with a copy of any documentation required by the ICO or the Senior Lending Entity to comply with the ICO Regulations; and

(ii) take any action required by the ICO or a Senior Lending Institution to comply with the ICO Regulations.

1.7 FEI Guarantees

(a) Notwithstanding any provision to the contrary contained in this Agreement or in any Senior Debt Instrument, nothing in any Senior Debt Instrument shall oblige a Financial Party to act or refrain from acting in a manner inconsistent with any requirement or instruction of the FEI under, or in connection with, any FEI Guarantee and, in particular, each Financial Party:

(i) shall be entitled to take all steps it deems necessary to ensure compliance with all FEI requirements under, or in connection with, any FEI Guarantee;

(ii) shall not be obliged to take any action which, in its reasonable opinion, might result in a breach of any requirement or instruction of the FEI under, or in connection with, any FEI Guarantee; and

(iii) shall be obliged to follow the instructions of the FEI. Each Party agrees that no Financial Party shall be liable to the other Parties for complying with such instructions.

(b) Nothing in this Clause1.7 (FEI Guarantees) shall affect the obligations of any Borrower under the Senior Debt Instruments.

(c) If, in the opinion of any of the Financial Parties (acting reasonably), there are terms of any Senior Debt Instrument that contradict or conflict with any provision of an FEI Guarantee, such that compliance by that Financial Party with the terms of the said FEI Guarantee may result in a breach by it of the terms of that Senior Debt Instrument, that Financial Party shall notify the other Parties.

(d) The Parties agree that the terms of the relevant Senior Debt Instrument shall be amended or supplemented to the extent necessary (at the Obligors’ expense) so that compliance by that Financial Party with the terms of the FEI Guarantee does not constitute a breach of the terms of the relevant Senior Debt Instrument.

(e) In the event of any conflict or inconsistency between the terms of any Senior Debt Instrument and an FEI Guarantee, the terms of the FEI Guarantee shall prevail.

(f) The Debtors undertake to:

(i) provide the Senior Lender, upon request, as soon as possible, with a copy of any documentation required by the FEI or the Senior Lender to comply with any FEI Guarantee; and

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(ii) take any action required by the FEI or a Senior Lender to comply with any FEI Guarantee.

2. GLOBAL AGENT

2.1 Appointment of the Global Agent

(a) Each of the Senior Lending Entities appoints Palmer as Global Agent for the purposes of this Agreement and the Senior Debt Instruments, even where this involves multiple representation, self-dealing or a conflict of interest. The Global Agent expressly accepts such appointment.

(b) The Parties agree that the entity which, at any given time, holds the status of Global Agent under this Agreement shall be the Working Capital Agent, the Loan Agent and the agent under any Additional Debt Instrument of a syndicated nature. Consequently:

(i) should there be a change of Global Agent under this Agreement (whether by resignation, revocation or any other circumstance), the new Global Agent appointed for this Agreement (in accordance with the rules set out therein) shall automatically become the Working Capital Agent and Loan Agent under the Working Capital Master Agreement and the Loan Master Agreement, respectively, and the agent under any syndicated Additional Debt Instrument; and

(ii) a change of agent (whether by resignation, revocation or any other circumstance) may only take place under the Working Capital Framework Agreement, the Loan Framework Agreement or a syndicated Additional Debt Instrument, provided that the new entity:

(A) operates through an office in Spain;

(B) is appointed by the Majority of Senior Lenders, unless, in the event of a resignation:

(1) the new entity is an Affiliate of the existing agent, in which case the existing agent may appoint that new entity directly, subject to notification to the Senior Lending Entities and Wallbox Chargers; or

(2) the Senior Lending Entities do not appoint a new entity within thirty (30) days of receiving notice of such waiver, in which case the existing agent (after consulting with Wallbox Chargers) may directly appoint such new entity; and

(C) it is appointed as agent, on all existing terms, under the Working Capital Framework Agreement, the Loan Framework Agreement, any syndicated Additional Debt Instrument and this Agreement; that is to say, such new entity is appointed as Working Capital Agent,

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Loan Agent, Global Agent and agent under any syndicated Additional Debt Instrument.

(c) Subject to the provisions of the following section (d) , each Financial Party (other than the Global Agent) authorises the Global Agent to perform the duties, fulfil the obligations and responsibilities entrusted to it, and to exercise the rights, powers and authorities expressly delegated to the Global Agent under or in connection with this Agreement and the Senior Debt Instruments, together with all other rights, powers and authorities incidental thereto. In the performance of its duties, the Global Agent shall act as the Global Agent and as the representative of each Financial Party which, by signing this Agreement, authorises it to execute and exercise the rights corresponding to each Financial Party and to represent each Financial Party at the notarial execution and/or formalisation of this Agreement and any Senior Debt Instrument (or any novation, extension, ratification and/or cancellation thereof).

(d) By signing this Agreement, any Financial Party that has notified the Global Agent that it cannot authorise or grant power of attorney in favour of the Global Agent, or that has not authorised or appointed the Global Agent to act on its behalf and in its name, irrevocably undertakes, should it receive a request from the Global Agent to that effect, to appear together with the Global Agent and to execute any document or instrument (including any public document) together with the Global Agent to enable the Global Agent to exercise the rights, powers and authorities granted under this Agreement.

2.2 Instructions

(a) The Global Agent:

(i) shall exercise or refrain from exercising any right, power, authorisation or authority vested in it in its capacity as Global Agent, in accordance with any instructions received from:

(A) the Super Majority of Senior Creditors, if this Agreement provides that such matter is to be resolved by agreement of the Super Majority of Senior Creditors; and

(B) in any other circumstances, the Majority of Senior Creditor Entities; and

(ii) shall not be liable for any act (or omission) performed (or refrained from performing) in accordance with the provisions of paragraph (i) above.

(b) The Global Agent shall be entitled to request the receipt of express instructions, or clarification of any instructions received, from the Senior Creditor Entities (or, in the event that this Agreement provides that the matter in question must be resolved by agreement of any other Senior Creditor Entity or group of Senior Creditor Entities, from such Senior Lending Party or group of Senior Lending Parties) for the purpose of determining whether it should exercise or refrain from exercising any right,

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power, authorisation or authority, and in what manner. The Global Agent may refrain from acting until such time as it receives the aforementioned instructions or clarifications requested.

(c) Except in the case of decisions to be taken by any other Senior Lender or group of Senior Lenders under this Agreement, any instructions given to the Global Agent by the Senior Lenders shall prevail over any conflicting instructions given by any other Parties, and shall be binding on all Financial Parties, except the Global Agent.

(d) The Global Agent may refrain from acting in accordance with any instructions received from any Senior Lender or group of Senior Lenders until such time as it has received any indemnity and/or guarantee it may require at its discretion (which may exceed the provisions of this Agreement, including the possibility of requesting an advance payment) in relation to any costs, losses or liabilities it may incur in complying with such instructions.

(e) In the absence of instructions, the Global Agent may act (or refrain from acting) in the manner it deems most appropriate in the interests of the Senior Lending Entities.

(f) The Global Agent is not authorised to act on behalf of a Senior Lending Entity (without first obtaining the consent of that Senior Lending Entity) in any judicial or arbitration proceedings relating to this Agreement or any Senior Debt Instrument. This section (f) shall not apply to any judicial or arbitration proceedings relating to the perfection, preservation or protection of rights arising from the Security Documents or the enforcement of the Security Interests .

2.3 Duties of the Global Agent

(a) The duties of the Global Agent in relation to this Agreement and the Senior Debt Instruments are of a purely mechanical and administrative nature.

(b) The Global Agent shall immediately forward to any of the Parties the original or a copy of any document delivered to the Global Agent for that Party by any other Party.

(c) Unless this Agreement or a Senior Debt Instrument specifically provides otherwise, the Global Agent shall not be obliged to review the adequacy, accuracy or completeness of any document forwarded to another Party.

(d) The Global Agent shall have only the duties, obligations and responsibilities expressly set out in this Agreement and the Senior Debt Instruments to which it is a party (and shall not assume any others by implication).

2.4 No Fiduciary Duties

(a) Nothing in this Agreement or any Senior Debt Instrument shall constitute the Global Agent as an administrator or trustee of any person.

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(b) The Global Agent shall not be required to account to any Senior Creditor Entity in respect of any amount, or the return on any amount, received on its own behalf.

2.5 Relations with the Group

The Global Agent may accept deposits, carry out financing transactions and, in general, enter into any type of banking or other transaction with any member of the Group.

2.6 Rights and Powers

(a) The Global Agent may:

(i) rely on any formal statement, communication, notice or document which it considers to be authentic, correct and duly executed;

(ii) assume that:

(A) any instructions received from the Senior Lending Entities, any Senior Lending Entity or any group of Senior Lending Entities have been validly given in accordance with the terms set out in this Agreement or the Senior Debt Instruments; and

(B) unless notified of their revocation, such instructions have not been revoked; and

(iii) rely on certificates received from any person:

(A) regarding any matter of fact or circumstance which that person might reasonably be expected to have known; or

(B) for the purpose of such person’s compliance with any agreement, transaction, act or other matter,

as sufficient evidence of the fact being certified and, in the case of the provisions of the section (A) above, it may also assume the truth and correctness of the relevant certificate.

(b) The Global Agent may assume (unless it has received any notification to the contrary in its capacity as agent for the Senior Lending Entities) that:

(i) no event of default has occurred under this Agreement or any Senior Debt Instrument;

(ii) no right, power, authorisation or authority granted to any of the Financial Parties or any group of Senior Creditor Entities has been exercised; and

(iii) any notification made by Wallbox Chargers is made on behalf of, and with the consent of, all Debtors.

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(c) The Global Agent shall be authorised to engage and pay for the advice or services of any solicitors, accountants, tax advisers, experts or other professional advisers or experts.

(d) Without prejudice to the general nature of the provisions set out in the preceding paragraph (c) or in the following paragraph (e) , the Global Agent shall be entitled at any time to engage and pay for the services provided by any solicitors acting as independent legal advisers to the Global Agent (separately from any solicitors engaged by the Senior Lenders) should the Global Agent reasonably consider this necessary.

(e) The Global Agent may rely on the advice and services provided by any lawyers, accountants, tax advisers, experts or other professional advisers or experts (whether received by the Global Agent itself or by any other Party) and shall not be liable for any damages, costs or losses incurred by any person, nor for any diminution in value or liability of any kind that it may incur as a result of having relied on such advice or such services.

(f) The Global Agent may act in relation to this Agreement and the Senior Debt Instruments through its officers, employees and agents, and the Global Agent:

(i) shall not be liable for any error or judgement made by such persons; and

(ii) shall not be obliged to supervise, nor shall it in any other way be liable for, any loss incurred as a result of malpractice, omission or breach by such persons,

unless such error or loss was a direct consequence of gross negligence or wilful misconduct on the part of the Global Agent.

(g) Unless expressly provided otherwise in this Agreement or a Senior Debt Instrument, the Global Agent may disclose to the other Parties any information which, in its opinion, it has received in its capacity as Global Agent under this Agreement.

(h) Notwithstanding any provision to the contrary contained in this Agreement or the Senior Debt Instruments, the Global Agent shall not be obliged to take any action which, in its opinion, might constitute a breach of any applicable legal regulations or of its duty of confidentiality.

(i) Notwithstanding any provision to the contrary in this Agreement or any Senior Debt Instrument, the Global Agent shall not be obliged to incur any expense or to put its own funds at risk, or to assume any financial liability in any other way, in the performance of its duties, obligations or the responsibilities entrusted to it, nor in the exercise of any right, power, authorisation or authority, where it has sufficient grounds to reasonably believe that it has not been assured of the reimbursement of such funds or provided with a commitment to indemnify or guarantee on adequate terms to cover such risks or liabilities.

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2.7 Liability for documentation

The Global Agent shall not be liable for:

(a) the sufficiency, truthfulness or accuracy of the information (whether oral or written) provided by the Global Agent, a Debtor or any other person in, or in connection with, this Agreement or any Senior Debt Instrument or in the context of the transactions contemplated by this Agreement or the Senior Debt Instruments or in any other contract, agreement or document previously entered into, reached or signed, under or in connection with this Agreement or any Senior Debt Instrument; or

(b) the legality, validity, effectiveness, suitability or enforceability of this Agreement or any Senior Debt Instrument, or of any other contract, agreement or document entered into, reached or signed prior to, under or in connection with this Agreement or any Senior Debt Instrument; or

(c) verify whether any information provided, or to be provided, to any Financial Party is private information the use of which may be regulated or prohibited by any applicable law or regulation relating to the misuse of inside information or of any other kind.

2.8 No Duty of Control

The Global Agent shall not be obliged to investigate:

(a) whether or not a breach has occurred under this Agreement or any Senior Debt Instrument;

(b) whether any of the Parties has complied with or breached its obligations under this Agreement or any Senior Debt Instrument; or

(c) whether any other event specified in this Agreement or any Senior Debt Instrument has occurred.

2.9 Exclusion of liability

(a) Without in any way limiting the provisions of paragraph (b) below (and without prejudice to any other provision contained in this Agreement or any Senior Debt Instrument pursuant to which the Global Agent’s liability is excluded or limited), the Global Agent shall not be liable for:

(i) any damages, costs or losses incurred by any person, or for any diminution in value or liability of any kind which it may incur as a result of having taken, or failed to take, any action under, or in connection with, this Agreement or any Senior Debt Instrument, unless such damages, costs or losses have been caused directly as a result of gross negligence or wilful misconduct on its part;

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(ii) exercising, or failing to exercise, any right, power, authorisation or authority granted to you under, or in connection with, this Agreement; any Senior Debt Instrument or any other contract, agreement or document entered into, reached or signed prior to, under or in connection with this Agreement or any Senior Debt Instrument, unless caused by gross negligence or wilful misconduct on your part; or

(iii) without prejudice to the generality of the provisions set out in sections (i) and (ii) above, any damages, costs or losses incurred by any person, any diminution in value or any liability of any kind arising from:

(A) any act, event or circumstance beyond its reasonable control; or

(B) general risks associated with investment or the ownership of assets in any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liabilities arising as a result of any nationalisation, expropriation or other administrative actions; any exchange control regulations, currency devaluation or fluctuations; any market conditions affecting the execution or settlement of transactions or the value of assets; any breakdown, failure or malfunction of any transport, telecommunications or IT services or systems operated by third parties; any natural disasters or events of force majeure; wars, terrorist acts; situations of insurrection or revolution; as well as any strikes or industrial action.

(b) Neither Party (other than the Global Agent) may bring any proceedings against directors, officers, representatives, agents or employees of the Global Agent in respect of any claim they may have against the Global Agent or in respect of any act or omission of any kind on the part of such persons in connection with this Agreement or any Senior Debt Instrument.

(c) The Global Agent shall not be liable for any delay (and the consequences arising therefrom) in the payment of such amounts as, in accordance with this Agreement or the Senior Debt Instruments, are to be distributed by the Global Agent, provided that the Global Agent has taken all necessary measures (and at the appropriate time) to comply with applicable regulations or the operational instructions of the clearing and settlement systems used by the Global Agent for that purpose.

(d) The Global Agent shall not be obliged to carry out on behalf of any Senior Creditor Entity:

(i) any customer identification procedures (know your customer), nor any other verification of any kind in relation to any person; or

(ii) any verification regarding the possibility that any transaction contemplated in this Agreement may be unlawful for any Senior Creditor Entity,

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and each of the Senior Creditor Entities confirms to the Global Agent that they shall be solely responsible for carrying out any checks that need to be performed and that they shall not be entitled to rely on the procedures carried out by the Global Agent for such purposes.

(e) Without prejudice to any provision set out in this Agreement or any Senior Debt Instrument for the purpose of excluding or limiting the Global Agent’s liability, any liability arising for the Global Agent under, or in connection with, this Agreement or any Senior Debt Instrument shall be limited to the amount corresponding to the specific losses incurred (calculated by reference to the date on which the relevant breach by the Global Agent occurred or, if later, the date on which such losses arose as a consequence of such breach), without taking into account for these purposes any particular conditions or circumstances known to the Global Agent at any time and which increase the amount of such losses. The Global Agent shall in no event be liable for any loss of revenue, goodwill, reputation, business opportunity or anticipated savings, or for any special, exemplary, indirect or consequential damages, regardless of whether or not the Global Agent has been advised of the possibility of such damages or losses.

2.10 Resignation of the Global Agent

(a) The Global Agent may resign from its appointment and designate one of its Affiliates operating through an office in Spain as the new Global Agent, subject to prior notification to the Senior Lenders and Wallbox Chargers.

(b) Alternatively, the Global Agent may resign from its appointment by giving thirty (30) days’ notice to the Senior Lenders and Wallbox Chargers, in which case the Senior Lenders (after consulting with Wallbox Chargers) may appoint a new Global Agent.

(c) If the Senior Lending Entities have not appointed a new Global Agent in accordance with the foregoi (b) within thirty (30) days of receiving the relevant notice of resignation, the outgoing Global Agent (after consulting with Wallbox Chargers) may appoint a new Global Agent (operating through an office in Spain).

(d) In the event that the Global Agent wishes to resign from its appointment on the grounds that (acting reasonably) its continued role as such is no longer appropriate, and provided that it is authorised to appoint a new Global Agent in accordance with the terms set out in section (c) above, the Global Agent may (if it determines (acting reasonably) that it is necessary for the purpose of persuading the proposed new Global Agent to enter into this Agreement as a Global Agent) agree with the proposed new Global Agent to make amendments to this Clause2 (Global Agent) and any other provision contained in this Agreement relating to the rights or obligations of the Global Agent on terms consistent with current market practice regarding the appointment and protection of such agents, together with any reasonable amendments regarding the agency commission applicable under this Agreement that are consistent with the customary rates applicable to the new Global Agent, all such amendments being binding on the Parties.

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(e) The outgoing Global Agent shall make available to the new Global Agent all documentation and information, and shall provide such assistance, as the latter may reasonably request for the purposes of performing its duties as Global Agent under this Agreement and the Senior Debt Instruments. The Debtors shall, within three (3) Business Days of being so requested by Wallbox Chargers, shall reimburse the outgoing Global Agent for the amounts corresponding to all costs and expenses (including, for these purposes, lawyers’ fees) reasonably incurred by the latter for the purpose of making the aforementioned documentation and information available to the new Global Agent and providing the assistance referred to.

(f) The Global Agent’s resignation shall only take effect upon the new Global Agent’s acceptance of its appointment.

(g) As soon as the new Global Agent is appointed, the outgoing Global Agent shall be released from any obligations in relation to this Agreement and the Senior Debt Instruments, whilst retaining the right to benefit from the provisions of Clause2.17 (Indemnification of the Global Agent) and this Clause2.10 (Resignation of the Global Agent) (and the agency fee payable to the outgoing Global Agent shall cease to accrue from (and shall be paid on) that date). The new Global Agent and the other Parties shall have the same rights and obligations towards one another as they would have had if the new Global Agent had been one of the original Parties to this Agreement.

(h) Following consultation with Wallbox Chargers, the Majority of Senior Creditors may, by notice to the Global Agent, require the Global Agent to resign from its appointment in accordance with the provisions of section (b) above. In such an event, the Global Agent shall resign from its appointment in accordance with the provisions of section (b) above.

2.11 Replacement of the Global Agent

(a) Following consultation with Wallbox Chargers, the Senior Lenders may, by giving the Global Agent at least thirty (30) days’ notice, replace the Global Agent by appointing a new Global Agent (operating through an office in Spain).

(b) The outgoing Global Agent shall make available to the new Global Agent all documentation and information, and shall provide such assistance as the latter may reasonably request for the purposes of fulfilling its duties as Global Agent under this Agreement and the Senior Debt Instruments. The Debtors shall, within three (3) Business Days of such a request being made to Wallbox Chargers, shall reimburse the outgoing Global Agent for the amounts corresponding to all costs and expenses (including, for these purposes, lawyers’ fees) reasonably incurred by the latter for the purpose of making the aforementioned documentation and information available to the new Global Agent and providing the aforementioned assistance.

(c) The appointment of the Global Agent shall take effect on the date specified in the notice sent by the Senior Lending Entities to the outgoing Global Agent. From that date, the outgoing Global Agent shall be released from any obligations in relation to this Agreement and the Senior Debt Instruments (except in respect of its

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obligations under the preceding section (b) ), although it shall retain the right to benefit from the provisions of Clause2.17 (Indemnification of the Global Agent) and this Clause2.11 (Replacement of the Global Agent) (and the agency fee payable to the outgoing Global Agent shall cease to accrue from (and shall be paid on) that date).

(d) The new Global Agent and the Senior Lending Entities shall have the same rights and obligations towards each other as they would have had if the new Global Agent had been one of the original Parties to this Agreement.

2.12 Confidentiality

(a) Any actions taken by the Global Agent shall be deemed to have been taken by the division responsible for managing agency functions in similar transactions. That division shall be regarded as an entity independent of the Global Agent’s other divisions or departments.

(b) Should any of the other divisions or departments of the Global Agent receive any information, such information shall be treated as proprietary and confidential to that division or department and, consequently, shall not be deemed to have been received by the Global Agent.

2.13 Relationship with Senior Creditor Entities

(a) The Global Agent may treat the person listed in its records as the Senior Creditor Entity at the start of each business day (at the location corresponding to the Global Agent’s principal office, as notified to the Financial Parties from time to time) as the Senior Creditor Entity acting through its Financing Office:

(i) authorised to receive, or responsible for making, any payment due in connection with this Agreement or any Senior Debt Instrument on that day; and

(ii) authorised to receive, and to act upon receipt of, any notice, request, document or communication, or to make any decision or adopt any resolution pursuant to this Agreement or any Senior Debt Instrument executed or granted on such day, unless it has received notice to the contrary from such Senior Lending Entity at least five (5) Business Days in advance, in accordance with the terms of this Agreement.

(b) Any Senior Lending Entity may notify the Global Agent of the appointment of a contact person to receive on its behalf all notices, communications, information and documents to be delivered (or sent) to such Senior Lending Entity pursuant to this Agreement or the Senior Debt Instruments. The notice shall specify the address, email address and/or any other information required to enable the transmission of information by such means (and, in each case, the department or contact person, if any, to whose attention the communication is to be delivered), and shall be deemed to constitute notification by the said Senior Lending Entity of an address, email

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address (or any other information), alternative department and contact person, for the purposes of Clause18.2 (Addresses), and the Global Agent may treat that person as authorised to receive all such notices, communications, information and documents as if that person were the Senior Lending Entity itself.

2.14 Credit assessment by the Senior Lenders

Without prejudice to the liability of any Borrower for information provided by or on behalf of such Borrower in connection with this Agreement or any Senior Debt Instrument, each of the Senior Lending Entities confirms to the Global Agent that it has been, and shall continue to be, solely responsible for conducting its own independent assessment and investigation of all risks arising from, or relating to, this Agreement or any Senior Debt Instrument, including, by way of example:

(a) the financial position, status and nature of each member of the Group;

(b) the legality, validity, enforceability, suitability or enforceability of this Agreement or any Senior Debt Instrument, and of any other contract, agreement or document previously granted, executed or entered into pursuant to, or in connection with, this Agreement or any Senior Debt Instrument;

(c) whether such Senior Lending Entity has a recourse, and the nature and extent of such recourse, against any Party or against any of their respective assets under, or in connection with, this Agreement or any Senior Debt Instrument; the transactions contemplated by this Agreement and the Senior Debt Instruments or any other contract, agreement or document previously granted, executed or entered into pursuant to, or in connection with, this Agreement or any Senior Debt Instrument; and

(d) the adequacy, accuracy or completeness of any information provided by the Global Agent, by any Party or by any other person under, or in connection with, this Agreement or any Senior Debt Instrument, with the transactions contemplated by this Agreement, any Senior Debt Instrument or any other contract, agreement or document previously granted, executed or entered into pursuant to, or in connection with, this Agreement or any Senior Debt Instrument.

2.15 Deduction from amounts payable by the Global Agent

If any Party owes an amount to the Global Agent under this Agreement or the Senior Debt Instruments, the Global Agent shall be entitled, upon notice to such Party, to set off such amount against any payments which the Global Agent is obliged to make to the Party in question under this Agreement or the Senior Debt Instruments, and to apply the amount so set off towards payment of the amount owed. In such an event, the Party concerned shall be deemed to have received in full the amount that was originally to be paid by the Global Agent.

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2.16 Fees

The Debtors shall pay the Global Agent an agency fee on the dates and in the amounts agreed in the relevant letter.

2.17 Indemnification of the Global Agent

(a) The Debtors shall indemnify the Global Agent immediately against any costs, losses or liabilities incurred by the Global Agent (acting reasonably) as a result of:

(i) the investigation and analysis of any fact or circumstance which, in its reasonable opinion, might constitute a breach under this Agreement or any Senior Debt Instrument;

(ii) having acted in accordance with, or having relied upon, the provisions of any notice, request or instruction which it reasonably considers to be genuine, correct and duly authorised;

(iii) the appointment of solicitors, accountants, tax advisers, experts or any other professional advisers or experts on the terms permitted under this Agreement or the Senior Debt Instruments;

(iv) the assumption of obligations under this Agreement or any Senior Debt Instrument;

(v) the exercise of rights and powers conferred on the Global Agent under this Agreement or any applicable regulations; or

(vi) the performance by the Debtors of any obligation set out in this Agreement or any Senior Debt Instrument,

unless such cost, loss or liability was a direct consequence of gross negligence or wilful misconduct on the part of the Global Agent.

(b) The indemnities provided for in this Clause2.17 (Indemnity to the Global Agent) shall survive and remain in full force and effect notwithstanding the termination of this Agreement or the resignation or replacement of the Global Agent, provided that the cost, loss or liability was incurred as a result of the Global Agent’s actions prior to the termination of this Agreement.

3. RANK AND PRIORITY

3.1 Credit Rights of the Creditor Entities

(a) Senior Creditor Entities

Subject to the provisions of Clause8 (Distribution of Proceeds), the Parties expressly agree that the claims held by the Senior Creditor Entities (expressly including the claims of creditors of Additional Debt who, not being a party, have acceded to this Agreement as Senior Creditor Entities in accordance with Clause9 (Additional Debt))

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hold against the Debtors at any time pursuant to this Agreement and the Senior Debt Instruments, respectively, shall rank pari passu with the rights of the other Senior Creditor Entities, except for those that are preferential or subordinated by operation of law.

(b) Subordinated Creditor Entities

(i) The Parties expressly agree that the credit rights held by the Subordinated Creditor Entities against the Debtors at any time pursuant to the Subordinated Debt Instruments, respectively, shall be subordinated in the order of priority to the rights of the Senior Creditor Entities, without establishing a ranking between the credit rights held by Shareholder Creditors and Intra-group Creditors.

(ii) By signing this Agreement (or, where applicable, the relevant Accession Document), the Subordinated Creditor Entities expressly accept the subordination provided for in this section (b) .

3.2 Security interests

(a) Senior Creditor Entities

(i) The Parties expressly agree that the Security Interests shall secure the Debtors’ payment obligations under this Agreement and the Senior Debt Instruments on a pari passu basis and without preference amongst them.

(ii) In particular, the Parties acknowledge that the Additional Debt shall not benefit from security interests granted by the Debtors over their own assets or by third parties over the Debtors’ assets other than the Security Interests.

(b) Subordinated Creditor Entities

(i) The Parties expressly agree that the Subordinated Creditor Entities shall not benefit from the Security Interests or from any other security interest granted by the Debtors over their own assets or by third parties over the Debtors’ assets.

(ii) By signing this Agreement (or, where applicable, the relevant Accession Document), the Subordinated Creditor Entities expressly undertake to comply with the obligation not to benefit from the guarantees described in section (i) above.

4. DECISION-MAKING BY SENIOR CREDITORS

(a) Without prejudice to the provisions of Clause 22 (Amendments and Waivers) of the Working Capital Framework Agreement, Clause 22 (Amendments and Waivers) of the Loan Framework Agreement and any Additional Debt Instrument in respect of the decisions provided for therein, decisions relating to this Agreement shall be

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taken by a majority of the Senior Lenders, unless otherwise expressly provided for in this Agreement.

(b) Decisions adopted by the Majority of Senior Lending Entities shall be binding on all Senior Lending Entities. Consequently, those Senior Lending Entities that have voted against such decisions or have not participated in the vote shall nevertheless be bound by the decision of the Majority of Senior Lending Entities and shall be obliged to carry out whatever actions (expressly including, but not limited to, signing public or private documents and granting powers of attorney or ratifying actions) necessary to ensure that the decisions adopted by the required majority may be carried out and implemented.

(c) Each Senior Creditor Entity must vote in the same way in its capacity as a Crediting Entity, Factoring Entity, Confirming Entity and/or Lending Entity, as applicable. If a Senior Creditor Entity were to vote to the contrary in breach of the foregoing, its vote shall be null and void and its participation in the Senior Debt Instruments shall be disregarded for the purposes of calculating the Majority of Senior Creditor Entities.

(d) For the avoidance of doubt, the Parties expressly acknowledge that the Subordinated Creditor Entities shall have no voting rights and shall not be taken into account for the purposes of calculating majorities for the adoption of decisions under this Agreement.

(e) By signing this Agreement (or, where applicable, the relevant Subscription Document), the Subordinated Creditor Entities expressly agree to comply with the rule set out in section (d) above.

5. OBLIGATIONS AND RIGHTS OF THE SENIOR CREDITORS

5.1 Additional guarantees

Subject to the provisions of paragraph5.2 below, no Senior Creditor may accept any additional security (whether personal or real) in respect of the claims it holds under this Agreement and the Senior Debt Instruments, unless such security is provided in favour of all Senior Creditors (or, having been offered such security, the Senior Creditor in question has decided to reject it) .

5.2 Independent Guarantees

The Parties expressly acknowledge the existence of the Independent Guarantees and that these shall be autonomous and independent of the Security Interests, such that (i) they shall be enforced in accordance with their own terms (without being subject to the general regime provided for in Clause7 (Rules Relating to the Enforcement of Security Interests) and (ii) the proceeds obtained as a result of their enforcement shall be applied exclusively to the repayment of the Senior Debt Instruments secured by such Independent Guarantees (without being subject to the general regime provided for in Clause7 (Rules Relating to the Enforcement of Security Interests).

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5.3 Early termination to

(a) General rule (syndicated Senior Debt Instruments)

(i) Upon the occurrence of any event which, in accordance with the terms of a Senior Debt Instrument, entitles the Senior Lending Entities (as the case may be) to terminate such Senior Debt Instrument early and to demand payment of the Senior Obligations arising therefrom:

(A) the Transfer Agent, the Loan Agent or any other agent appointed under any Additional Debt Document, as the case may be, shall notify the Global Agent of such event as soon as practicable (and, in any event, at least three (3) Business Days prior to the date scheduled for the termination of the relevant Senior Debt Instrument); and

(B) The Senior Creditor Entities (as applicable) may demand payment of the Senior Obligations governed by the Senior Debt Instrument in respect of which termination has been sought, provided that this is agreed by the Majority of Operating Entities, the Majority of Lending Entities or the majority that, where applicable, is required under any Additional Debt Document.

(ii) Once the majority referred to in section (i)(B) above has been reached, the Cash Agent, the Loan Agent or any other agent appointed under any Additional Debt Document, as the case may be, shall notify the Global Agent (for subsequent notification to the other Senior Lending Entities) of this circumstance as soon as practicable.

(b) General Rule (Bilateral Senior Debt Instruments)

Upon the occurrence of any event of default described in any bilateral Additional Debt Instrument, the creditor under such instrument shall:

(i) notify the Global Agent of such event as soon as practicable; and

(ii) shall not take any action tending to:

(A) accelerate the repayment of the financing granted under the relevant Additional Debt Instrument; nor

(B) take any action to claim the outstanding amount due under that Additional Debt Instrument,

except,

a. with the prior consent of the Majority of Senior Creditor Institutions; or

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b. if the remaining Debt Instruments have been declared to be due and payable in advance, in accordance with the provisions of sections (a)(i) and (a)(ii) above.

The Global Agent shall maintain constant communication with all Senior Creditors in order to, as soon as practicable: (i) verify compliance with any of the conditions referred to in sections to . b . above; and (ii) inform the creditor of the relevant Additional Debt Instrument accordingly.

(c) Delivery of payments to the Global Agent

(d) The Senior Creditors must remit to the Global Agent (for subsequent distribution amongst the Senior Creditors in accordance with Clause8 (Distribution of amounts received)) any amount they receive from a Debtor (or from any third party on behalf of a Debtor), whether arising from the enforcement of the Security Interests or the termination of the Senior Debt Instruments, by bank transfer to the account designated by the Global Agent for such purposes.

(e) Other debt instruments

If a Senior Creditor Entity is a counterparty to any of the Debtors in a debt instrument (whether bilateral or syndicated) other than the Senior Debt Instruments, and any event occurs that entitles the Senior Creditor Entity to call such debt instrument early, the Senior Creditor Entity must notify the Global Agent of such circumstance at least two (2) Business Days prior to the scheduled maturity date of the instrument. The Global Agent shall immediately inform the other Senior Lending Entities, who may take such action as they deem appropriate in this regard.

6. OBLIGATIONS AND RIGHTS OF THE SUBORDINATE CREDITORS

6.1 Security

The Subordinated Lenders shall not benefit from the Security Interests or from any other security interest or personal guarantee granted by the Debtors over their own assets or by third parties over the Debtors’ assets.

6.2 Payments

(a) General rule

Except in the cases provided for in section (b) below, the Debtors may not make (and Wallbox Chargers undertakes that no other entity of the Group shall make) payments in favour of the Subordinated Creditor Entities under the Subordinated Debt Instruments until all Senior Obligations have been fully, unconditionally and irrevocably satisfied in their entirety or otherwise extinguished in full to the satisfaction of the Senior Creditor Entities, as applicable.

(b) Permitted payments

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(i) The Debtors may make (and Wallbox Chargers undertakes that the other entities of the Group shall only make) payments due under the Subordinated Debt Instruments in favour of the Shareholder Creditors only where such payments:

(A) have been previously authorised by the Majority of Senior Creditor Entities, for which purpose the relevant Debtor shall notify the Global Agent of its intention so that the Global Agent may then notify the Senior Creditor Entities for the purpose of obtaining the necessary consents; or

(B) are made exclusively for the purposes of capitalising or offsetting the Shareholder Bridge Loan, provided that such capitalisation or offsetting (i) does not involve, directly or indirectly, any cash outflow on the part of the Debtors and (ii) does not give rise to the accrual or payment of interest, fees or other amounts in favour of the Shareholder Creditors.

(ii) The Debtors may make (and Wallbox Chargers undertakes that the other entities of the Group shall only make) payments under the Subordinated Debt Instruments in favour of the Intra-Group Creditors if any of the following circumstances apply:

(A) Payments in favour of Intra-Group Creditors who are also Obligors (with the exception of payments in favour of Wallbox N.V.), where:

(1) such payments are due and necessary to meet the Group’s ordinary operating needs;

(2) there is no Event of Default (or equivalent event or circumstance in any Additional Debt Instrument) on the date on which the payment is to be made, nor will any such event arise as a result of such payment; and

(3) provided that the credit rights arising from the Subordinated Debt Instruments from which the payments in question derive are pledged in favour of the Senior Creditors.

(B) Payments to Wallbox N.V.: Wallbox Chargers (and no other Debtor) may make payments under the Subordinated Debt Instruments to Wallbox N.V. solely for the purpose of repaying the Subordinated Debt Instrument existing on the Signing Date, and for an amount not exceeding the amounts outstanding thereunder.

(C) Payments to Intra-Group Creditors other than Obligors (with the exception of ABL GmbH, which may not receive any payment), provided that:

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(1) they are made exclusively to meet operational requirements incurred in the ordinary course of business of the Intra-Group Creditors, duly justified in advance to the Global Agent (to its satisfaction);

(2) the relevant Intra-Group Creditor does not have sufficient funds to meet such operational requirements itself, a circumstance which must be demonstrated to the Global Agent (to its satisfaction); and

(3) the credit rights arising from the Subordinated Debt Instruments from which the payments in question derive are pledged in favour of the Senior Creditor Institutions.

(D) Payments previously authorised by the Majority of Senior Creditor Institutions. To this end, the relevant Debtor shall notify the Global Agent of its intention so that the Global Agent may then notify the Senior Creditor Institutions in order to obtain the necessary consents.

6.3 Early termination

The Subordinated Creditor Entities may not declare the early termination of the Subordinated Debt Instruments or demand payment of the Subordinated Obligations except in the following cases:

(a) where all Senior Obligations have been fully, unconditionally and irrevocably satisfied in their entirety or otherwise extinguished in full to the satisfaction of the Senior Creditors, as applicable; or

(b) where any of the Debtors has been declared insolvent, but only in respect of those Subordinated Debt Instruments in which such Debtor is named as a debtor.

6.4 Delivery of payments to the Global Agent

Subject to the provisions of Clause 6.2(b) (Permitted Payments) above, the Subordinated Creditor Entities shall remit to the Global Agent (for subsequent distribution amongst the Senior Creditor Entities in accordance with Clause8 (Distribution of Amounts Received)), any amount which, without prejudice to the provisions of Clause 6.2(a) (General Rule) above, they receive from a Debtor (or from any third party on behalf of a Debtor) in relation to the Subordinated Debt Instruments, by bank transfer to the account designated by the Global Agent for such purposes.

6.5 Acceptance

By signing this Agreement (or, where applicable, the relevant Adhesion Document), the Subordinated Creditor Entities expressly accept the obligations set out in this Clause6 (Obligations and rights of the Subordinated Creditor Entities).

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7. RULES RELATING TO THE ENFORCEMENT OF GUARANTEES

7.1 Conditions for enforcement

(a) Security Interests

The Senior Creditor Institutions expressly agree that the consent of the Majority of Senior Creditor Institutions shall be required to proceed with the enforcement of the Security Interests, and individual enforcement shall not be permitted.

(b) Independent Security

The Parties expressly agree that the Independent Guarantees shall be governed by and enforced exclusively in accordance with their own terms and conditions. Consequently, their enforceability shall not be subject to, conditioned by or limited by the legal regime provided for in this Agreement, such that each Independent Guarantee may be enforced by the beneficiary thereof in accordance with the terms set out in the text of the guarantee itself.

7.2 Procedure for the enforcement of Security Interests

(a) Enforcement Action

(i) The Parties agree that the enforcement of the Security Interests and the taking of any defensive or preservation measures in respect thereof shall be carried out by the Senior Lending Institutions or by the Global Agent, on behalf of and in the name of the former and in accordance with the instructions provided by them for that purpose. The Senior Lending Institutions undertake to execute such public or private documents as may be necessary for such purposes.

In this regard, all Senior Lending Institutions expressly undertake to:

(A) take whatever measures are appropriate or necessary for the enforcement of any Security Interest;

(B) subject to the provisions of paragraph (b) below, empower and authorise the Global Agent to exercise, on their behalf, all rights accruing to them under any Security Document in relation to the enforcement of any Security Interest (including, without limitation, the exercise of such powers and actions as may be necessary or appropriate to maintain or preserve the existence and validity of the encumbered assets and the enforcement of any Security Interest); and

(C) to appear, together with the Global Agent, in those proceedings for which the participation of the Senior Creditor Entities is required.

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(ii) In the event that the enforcement of any Security Interest is carried out directly by the Senior Lending Institutions, the formal appearance of the Global Agent shall not be required as part of the procedure for its valid constitution, without prejudice to any participation it may have in such procedure for the appropriate purposes.

(iii) The Global Agent shall exercise the rights and powers and carry out the actions required on behalf of and in the name of the Senior Lending Institutions, always in accordance with the provisions of this Agreement and the Security Documents.

(b) Powers

(i) In the event that any Senior Creditor is unable to grant the Global Agent the powers of representation referred to in this Agreement, it undertakes to appear together with the Global Agent in the proceedings or acts to carry out the actions and formalise the documents necessary for the enforcement of the Security Interests and the effectiveness of the agreements contained in this Agreement.

(ii) Each of the Senior Lending Institutions hereby undertakes to provide the necessary assistance and to cooperate with the Global Agent, including participating in the negotiation and execution of any public or private documents necessary or appropriate for the enforcement of the Security Interests and the effectiveness of the agreements contained in this Agreement.

(c) Resulting from the enforcement

(i) Once any Security Interest has been enforced, the Global Agent (whether having received the proceeds of such enforcement directly or having received them from the Senior Lenders) shall hold the proceeds of the enforcement in escrow until they are applied in accordance with the provisions of Clause8 (Distribution of proceeds received).

(ii) To this end, the Senior Lending Entities undertake to deposit the amount received in any enforcement proceedings relating to the Security Interests into the account designated by the Global Agent for this purpose, prior to 10:00 am on the second Business Day following the date of receipt of the relevant amount.

8. DISTRIBUTION OF AMOUNTS RECEIVED

8.1 Rules for the distribution and application of amounts received

(a) Amounts resulting from the termination of a Senior Debt Instrument or the enforcement of Security Interests shall (if not received directly by the Global Agent) be transferred to the Global Agent, to the account specified by the Global Agent,

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for distribution amongst the Senior Creditor Entities in accordance with the provisions of this Clause8 (Distribution of amounts received).

(b) The Global Agent shall distribute the amounts referred to in the preceding paragraph:

(i) In the event of the early termination of a Senior Debt Instrument, the amounts shall be distributed pari passu amongst the Senior Creditor Entities of the Senior Debt Instrument whose termination has been triggered, and in proportion to their share of the liquid, due and payable amounts owed to them at that time under said Senior Debt Instruments.

If, as a result of the early termination of more than one Senior Debt Instrument, it is not possible to determine to which of those Senior Debt Instruments a particular amount should be allocated, the Global Agent shall distribute such amount pari passu amongst all Senior Creditors and in proportion to their share of the outstanding, due and payable amounts then owed to them under the relevant Senior Debt Instruments.

(ii) Subject to the provisions of the section (d) below, in the event of the enforcement of the Security Interests, the amounts shall be distributed pari passu amongst all Senior Lending Entities and in proportion to their share of the liquid, due and payable amounts then owed to them under the relevant Senior Debt Instruments.

(c) Subject to the provisions of section (d) below, any amount received by a Senior Creditor in accordance with the provisions of section (b) above shall be applied by each Senior Creditor in accordance with the following order of priority:

(i) first, to redeem the Senior Obligations classified as New Money; and

(ii) second, to repay the Senior Obligations classified as Old Money; and

in each of the preceding paragraphs, the amounts shall be distributed amongst the Senior Debt Instruments included in that paragraph in proportion to the amounts outstanding, due and payable in respect of the Senior Debt Instruments in that paragraph on the date of application, all in accordance with the terms provided for therein in each of the Senior Debt Instruments.

(d) The Senior Creditor Institutions agree that the amounts received by the Global Agent from the enforcement of the pledge over the Reserve Account and/or the pledge over the Cash Sweep Account shall be distributed in accordance with the rules for the application of amounts expressly provided for such accounts in the Working Capital Framework Agreement and the Loan Framework Agreement.

(e) Senior Creditor Institutions holding ICO Debt Instruments may amend the allocation rules set out in sections (b) , (c) and (d) above if required by their ICO Framework Agreements or the ICO Regulations.

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(f) If the Subordinated Creditor Entities receive any amount from any Debtor (or from a third party on the Debtor’s behalf) in relation to the Subordinated Debt Instruments, shall apply the provisions set out for this purpose in Clause6.4 (Delivery of Payments to the Global Agent).

(g) If, following the distribution described in sections (b) , (c) and (d) above, no amount is owed to the Senior Creditors under the Senior Debt Instruments, the Global Agent shall deliver the remainder to Wallbox Chargers for distribution amongst the Subordinated Creditors in proportion to their share of the liquid, due and payable amounts then owed to them under the relevant Subordinated Debt Instruments.

(h) If, following the distribution described in the preceding sections (b) , (c) and (d) , no amount is due to the Subordinated Creditors, the Global Agent shall deliver the balance to Wallbox Chargers for its own use and that of the Group.

(i) The Senior Creditors hereby authorise the Global Agent to carry out the calculations and make the distributions necessary to comply with the distribution rules set out in this Clause8 (Distribution of amounts received).

(j) The Global Agent shall notify the Senior Creditors in writing of the amounts due to them in accordance with the distribution rules set out in this Clause8 (Distribution of amounts received).

(k) The rules for the distribution of amounts described in the preceding paragraphs shall not apply to any amounts that the Senior Creditor Entities may receive from ICO, CESCE or FEI as a result of the termination of a Senior Debt Instrument backed by an ICO Guarantee, a CESCE Policy or an FEI Guarantee, respectively.

8.2 Challenge to distributions

(a) Given the objective nature of the procedures for determining the amounts owed to each Senior Creditor Entity in accordance with the distribution rules set out in Clause8.1 (Rules for the distribution and application of amounts received) above, Senior Creditor Entities may only challenge the determination made by the Global Agent if such challenge is based on a manifest error in the calculation made by the Global Agent.

(b) Any Senior Creditor must notify its challenge in writing to the Global Agent within five (5) Business Days of the date of receipt of the notice setting out the relevant amount due.

(c) Upon receipt of any notice of challenge, the Global Agent shall review its contents and, where applicable, immediately rectify the error and restart the procedure for calculating and communicating the amounts due to each Senior Creditor.

8.3 Subrogation

(a) In the event that the amounts paid by any Debtor or by a third party on their behalf have been allocated exclusively to the payment of one or more specific Senior

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Creditor Entities, but distributed by the Global Agent on a pro rata basis amongst all the Senior Creditor Entities in accordance with the provisions of this Agreement, the Senior Creditor Entities whose claim has been wholly or partially extinguished against the relevant Debtor as a result of such allocation, shall be subrogated to the claims of the other Senior Creditor Entities to which the Global Agent has distributed such amounts, for an amount equal to the distributed sum corresponding to the subrogated party’s extinguished claim (the claims to which the Senior Creditor Entities shall be subrogated, the “Affected Claims”).

(b) The subrogation shall take effect by way of assignment of claims, whereby the subrogated Senior Creditor Entities shall automatically acquire the contractual rights and guarantees associated with the Affected Claims, both in respect of the relevant Senior Debt Instruments from which they derive and in respect of this Agreement.

(c) Without prejudice to the provisions of section (b) above, the relevant Senior Creditor Entities may require the Global Agent to formalise the assignment of the Affected Claims in a public document and, if they so wish, to notify the relevant Debtors of such assignment.

8.4 Insolvency proceedings and permitted recoveries

(a) The distribution rules set out in Clause8.1 (Rules for the distribution and application of amounts received) above shall also apply in the event of insolvency proceedings against any of the Debtors, irrespective of the distribution of payments made by the insolvency administrators, the insolvency court or the agreement reached in the arrangement, with the sole exceptions set out in section (b) below.

(b) The distribution rules set out in Clause8.1 (Rules for the distribution and application of amounts received) shall not apply in any of the circumstances set out below and, therefore, shall in no way limit the ability of any of the Senior Creditor Entities to:

(i) recover the amounts due to them by virtue of any guarantee, surety or insurance granted in their favour by the FEI, ICO or CESCE;

(ii) receive the amounts corresponding to the assignment of its contractual position under any of the Senior Debt Instruments;

(iii) receive payments in relation to any other obligation assumed by the Debtors other than those assumed under the Senior Debt Instruments, provided that such obligation is consistent with the terms of this Agreement and the various Senior Debt Instruments;

(iv) receives an amount greater than that received by the other Senior Creditor Institutions pursuant to Article 280.7 of the Insolvency Act in the event that such Senior Creditor Institution, prior to initiating insolvency proceedings against any Debtor, had offered the other Senior Creditor Entities the possibility of making a joint application for insolvency proceedings through the Global Agent and such joint application had not been agreed by the

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Majority of Senior Creditor Entities in accordance with the terms set out in Clause11 (Insolvency); and

(v) in the event of the insolvency of any of the Debtors, it receives an amount greater than other Senior Creditor Entities that have been classified as specially related persons pursuant to Article 281.5 of the Insolvency Act in conjunction with Article 283 of the Insolvency Act (which shall only be distributed amongst Senior Creditor Entities that have not been classified as persons specially related to the Debtor in question).

8.5 Breach

(a) If any of the Creditor Entities, for any reason (including set-off), receives a payment that breaches the rules set out in this Agreement, such Creditor Entity:

(i) must immediately inform the Global Agent (for subsequent notification to the other Senior Creditor Entities); and

(ii) shall deposit the amounts unduly received into the account designated by the Global Agent by 10:00 am on the second Business Day following the date on which it became aware of the breach.

(b) Notwithstanding the provisions of this Clause8 (Distribution of amounts received), in the event that any of the Creditor Institutions fails to comply with the distribution rules set out in this Agreement, it shall not be entitled to receive or be reimbursed for the amounts owed to it under any of the Debt Instruments until it remedies such breach.

9. ADDITIONAL DEBT

(a) The Senior Lenders acknowledge and agree that, following the Signing Date and provided that this is permitted under the Working Capital Framework Agreement and the Loan Framework Agreement, any Original Borrower may enter into Additional Debt with the Senior Lenders or with other lenders who are not parties to this Agreement at that time.

(b) The foregoing shall in any event be subject to the fulfilment of the following conditions:

(i) the Additional Debt shall not benefit from:

(A) security interests other than the security interests existing at that time; or

(B) personal guarantees other than those currently securing the Senior Debt Instruments;

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(ii) in the case of a syndicated Additional Debt instrument (i.e. where there is more than one creditor in respect of such Additional Debt), the agent appointed for such instrument must necessarily be the Global Agent; and

(iii) if not currently a party as a Senior Lending Entity, the creditor of the Additional Debt must accede to this Agreement as a Lending Entity, Crediting Entity, Factoring Entity or Confirming Entity (as the case may be) and, additionally, as a Senior Creditor Entity, on the terms and in accordance with the provisions of Clause13.4 (Accession of Senior Creditor Entities).

(c) Once the provisions of paragraph (b) above have been complied with to the satisfaction of the Global Agent:

(i) the Additional Debt Instrument shall be deemed a “Senior Debt Instrument” under this Agreement for all purposes;

(ii) the obligations of the Debtors in relation to such Additional Debt shall be deemed to be “Senior Obligations” under this Agreement for all purposes;

(iii) the credit rights held by the creditors of the Additional Debt against the Debtors at any time shall rank pari passu with the rights of the other Senior Creditors, except for those that are preferential or subordinated by operation of law;

(iv) the provisions of Clause8 (Distribution of Proceeds) shall apply to any amounts arising from the termination of the said Additional Debt Instrument or the enforcement of the Security Interests; and

(v) the Security Interests shall continue to secure (with the same priority) the payment obligations assumed by the Debtors under such Additional Debt Instrument. For these purposes, upon request by the Senior Lending Entities (through the Global Agent) and within ten (10) Business Days of such request, the relevant Parties shall execute such public and private documents as the Global Agent deems necessary to document the extension of the Security Interests to the obligations arising from such Additional Debt Instrument.

10. DECLARATIONS BY THE DEBTORS

Each of the Debtors that is not a party to any of the Senior Debt Instruments shall, on the Signing Date and on the Effective Date, make the following formal declarations in favour of each of the Financial Parties:

10.1 Legal Status

(a) It is a company duly incorporated and validly existing under the laws of the jurisdiction in which it was incorporated.

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(b) It has the capacity to own its assets and carry out its business activities in accordance with its Corporate Purpose, as it has been doing (including the capacity to dispose of and encumber its assets by virtue of the Security Interests).

10.2 Capacity

It has full capacity to enter into, perform and execute this Agreement, and has taken all necessary steps to authorise the entering into, performance and execution of this Agreement and the transactions contemplated therein.

10.3 Binding obligations

All obligations assumed under this Agreement or in performance thereof are legal, valid, binding and enforceable on their own terms.

10.4 No conflict with other obligations

The execution and performance of this Agreement does not contravene nor will it conflict with:

(a) any provision or ruling (administrative, judicial or arbitral) applicable to it;

(b) its memorandum of association, articles of association or other corporate agreements; or

(c) any contract, agreement, obligation or instrument binding on it or its assets.

10.5 Legal Capacity

(a) You have the legal capacity to enter into this Agreement and to exercise your rights and fulfil your obligations thereunder.

(b) All corporate actions required for the execution of this Agreement and for its performance have been duly carried out.

(c) The persons entering into this Agreement on its behalf are duly authorised to do so.

10.6 Validity and admissibility in court

All authorisations necessary or advisable to:

(a) enable the lawful conclusion of this Agreement, as well as the exercise of the rights and fulfilment of the obligations assumed hereunder; and

(b) ensure that this Agreement is admissible as evidence in the relevant jurisdiction,

have been obtained, are effective and are in full force and effect.

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10.7 Governing law and enforcement

(a) The choice of law applicable to this Agreement, as set out herein, shall be recognised and enforced by the competent courts and authorities of the relevant jurisdiction.

(b) Any court judgment obtained in accordance with the law applicable to this Agreement shall be recognised and enforceable in the relevant jurisdiction.

10.8 Centre of Main Interests

(a) Its “centre of main interests” (as defined in Article 3(1) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (consolidated text)) is at the place of its registered office.

(b) You do not have an “establishment” (as that term is used in Article 2(h) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (consolidated text)) outside the place of your registered office.

10.9 Compliance with regulations

(a) It is up to date with the payment of its corporate, commercial, civil, employment and tax obligations, and it is not reasonably foreseeable that any employment or tax claims could be brought against it that might give rise to an Adverse Material Change.

(b) It complies with civil, commercial, administrative, tax, labour or any other regulations applicable to it.

10.10 Absence of proceedings

(a) No litigation, arbitration, administrative proceedings or investigation has been initiated, nor is there any risk of such proceedings being initiated against the Company or its directors, by or before any court, arbitral body or authority, the outcome of which could give rise to an Adverse Material Change.

(b) No judgment or any other type of judicial, arbitral or administrative decision has been handed down against the Company that could reasonably be expected to result in an Adverse Material Change.

10.11 Absence of insolvency proceedings

(a) Subject to the provisions of paragraph (b) below, it has not:

(i) has been dissolved or wound up; no resolution has been passed for its dissolution or winding up, nor are there any pending proceedings or applications aimed at obtaining such dissolution or winding up, nor is it in any situation of compulsory dissolution under the terms provided for in the Companies Act or applicable regulations;

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(ii) it has been declared in bankruptcy or subject to equivalent insolvency proceedings (judicial or extrajudicial);

(iii) it has filed for voluntary administration or is in a state of insolvency (current or imminent);

(iv) it has submitted a notification to the judge competent to hear the insolvency proceedings in question, stating that negotiations have been initiated with creditors to reach a refinancing agreement in accordance with the provisions of Article 585 of the Insolvency Act, or has initiated any equivalent proceedings in the competent jurisdiction;

(v) is aware that any proceedings or application aimed at declaring compulsory insolvency or insolvency are pending or are about to be initiated;

(vi) is subject to judicial administration or administrative intervention or any equivalent form of intervention or supervision;

(vii) is in a situation of general suspension of payment of its obligations, liquidation or general seizure of assets, generalised default on its obligations, or any situation analogous to the foregoing; nor

(viii) is in any situation that indicates its current or imminent insolvency in accordance with the provisions of the Insolvency Act.

(b) Until the Effective Date, the provisions of paragraph (a) above shall not apply to any situation arising directly from the financial situation of any Debtor prior to the Restructuring Plan.

10.12 Penalties

(a) Neither he nor any member of the Group, nor any of their respective directors, representatives and employees, nor, to the best of his knowledge, any of their respective Affiliates:

(i) is a Restricted Party;

(ii) is or has been involved in any activity, business or transaction of, with, or in connection with, or for the benefit of, any Restricted Party which might result in such Group member or any other person or any Financial Party breaching Sanctions or otherwise becoming a Restricted Party; and

(iii) is not, and has never been, subject to, or has received any notice of, or is otherwise aware of, any claim, proceeding, notice or investigation relating to Sanctions.

(b) The representation set out in section (a) above shall be given by, and shall apply to, any Debtor for the benefit of any Financial Party only to the extent that the giving, compliance with or receipt of the benefit (as applicable) of such representation does

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not result in a breach of (i) the Blocking Regulation or (ii) any other similar anti-boycott law or regulation.

10.13 Anti-corruption and anti-money laundering regulations

It has conducted its business in compliance with applicable anti-corruption and anti-money laundering regulations and has established and maintains policies and procedures designed to promote and facilitate compliance with such regulations.

10.14 Repetition

The Repeated Representations shall be deemed to have been made by each Debtor, in relation to the facts and circumstances existing at that time:

(a) on each day until the date on which this Agreement ceases to be in force; and

(b) in the case of a Group company that becomes a party to this Agreement as a Debtor after the Signing Date in accordance with Clauses13.3 (Assignment by the Debtors) and13.5 (Accession of Debtors), the date on which such company becomes a Debtor.

11. INSOLVENCY

(a) Any of the Senior Lending Entities may apply for the insolvency of any of the Debtors. However, it must notify the other Senior Lending Entities of its intention and, in such a case, the Senior Lending Entities that agree must act in a coordinated manner, by means of a joint application for insolvency through the Global Agent, as set out below:

(i) Any Senior Creditor Entity intending to apply for the declaration of insolvency proceedings against any of the Debtors (the “Insolvency Applicant Creditor Entity”) must notify the Global Agent of its intention in writing at least five (5) Business Days prior to the date on which the application for insolvency proceedings is to be made.

(ii) Upon receipt of such notice, the Global Agent shall notify the other Senior Creditors of the contents of said communication within a maximum of five (5) Business Days of receiving the aforementioned notice.

(iii) The remaining Senior Creditor Entities shall have a period of ten (10) Business Days from receipt of the notification referred to in section (ii) above to express their views on the application for insolvency proceedings.

(iv) After the expiry of the period referred to in section (iii) above, the Creditor Entity Applying for Insolvency Proceedings shall only be entitled to apply for a declaration of insolvency against the Debtor in question if such application is made jointly, through the Global Agent, with those Senior Creditor Entities from whom the Creditor Entity Applying for Insolvency Proceedings has received written notification of their intention to join the joint application for a declaration of insolvency within the period set out in

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section (iii) above. Should no affirmative response have been received by the end of that period, the Creditor Entity Filing for Insolvency shall be entitled to file for the Debtor’s insolvency on an individual basis.

(b) If requested to do so by the Global Agent, the Senior Lenders shall assist the Global Agent in giving effect to the provisions of this Clause11 (Insolvency) (whether because the Global Agent is not legally or contractually authorised to take the actions provided for in this Clause11 (Insolvency) or because the Global Agent so requests). The Senior Lending Entity in question shall take such action in accordance with the Global Agent’s instructions or shall grant sufficient power of attorney in favour of the Global Agent (on the terms required by the Global Agent) to enable the Global Agent to take such action.

(c) In the event of the insolvency of any Debtor, the provisions of this Agreement (and, in particular, the rules set out in Clause8.4 (Insolvency and Permitted Collections)) shall apply regardless of the distribution of payments made by the insolvency administrators, the insolvency court or the agreement reached in the arrangement.

12. TERM

This Agreement shall remain in full force and effect from the Signing Date until the earlier of the following dates:

(a) the date on which all Senior Obligations have been fully, unconditionally and irrevocably satisfied in their entirety or otherwise extinguished in full to the satisfaction of the Senior Creditor Entities; or

(b) the date on which a Super Majority of Senior Creditor Entities agrees to terminate this Agreement.

13. C. C CHANGES IN THE PARTIES

13.1 Assignment by the Senior Creditors

(a) The Parties agree that, in the event that any Senior Creditor Entity assigns to any third party all or part of its credit rights or contractual position against any of the Debtors in relation to this Agreement and any of the Senior Debt Instruments (subject to the rules on assignment included in this Agreement and the relevant Senior Debt Instrument, which must be observed in all cases), the assignee shall become a party to this Agreement in the capacity of “Lending Entity”, “Factoring Entity”, “Confirming Entity” or “Lender Entities”, as applicable, and additionally in the capacity of “Senior Lending Entity”. For these purposes, the relevant Senior Lending Entity:

(i) shall notify the Global Agent of its intention to assign its contractual position (in whole or in part) prior to the formalisation of any assignment agreement; and

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(ii) shall ensure that the assignee accedes to this Agreement by signing the relevant Accession Document, a template of which is attached as Annex 6 (Model Accession Document).

(b) The assignment of the relevant rights and contractual position under this Agreement and any Senior Debt Instrument shall be null and void and shall have no effect whatsoever between the Parties until the assignee has acceded to this Agreement, with the assigning Senior Lending Entity being liable for any damages that such circumstance may cause to the other Parties.

13.2 Assignment by the Subordinated Creditors

(a) The Parties agree that, in the event that:

(i) any Shareholder Creditor assigns to any other shareholder of the Group who is not already a party to this Agreement in the capacity of a Shareholder Creditor; or

(ii) any Intra-Group Creditor assigns to any other Group company that is not already a party to this Agreement as an Intra-Group Creditor,

all or part of its credit rights or contractual position vis-à-vis any of the Debtors in relation to this Agreement and any of the Subordinated Debt Instruments, the relevant shareholder or Group company must accede to this Agreement as a “Shareholder Creditor” or “Intragroup Creditor”, as applicable, and additionally as a “Subordinated Creditor Entity”. For these purposes, the relevant Subordinated Creditor Entity:

(i) notify the Global Agent of its intention to assign its contractual position (in whole or in part) prior to the formalisation of any assignment agreement; and

(ii) shall ensure that the assignee accedes to this Agreement by signing the relevant Accession Document, a template of which is attached as Annex 6 (Model Accession Document).

(b) The assignment of the relevant rights and contractual position under this Agreement and any Subordinated Debt Instrument shall be null and void and shall have no effect whatsoever between the Parties until the assignee shareholder or company has acceded to this Agreement, with the assigning Subordinated Creditor Entity being liable for any damages that such circumstance may cause to the other Parties.

13.3 Assignments by the Debtors

(a) The Parties agree that no Debtor shall be permitted to assign, in whole or in part, its rights or obligations in relation to the Debt Instruments to any third party, unless such assignment is permitted in the Senior Debt Instruments.

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(b) In such a case, the assignee must become a party to this Agreement as a “Debtor”, and, for that purpose, the assigning Debtor:

(i) notify the Global Agent of its intention to assign its contractual position (in whole or in part) prior to the execution of any assignment agreement; and

(ii) ensure that the assignee accedes to this Agreement by signing the relevant Accession Document, a template of which is attached as Annex 6 (Model Accession Document).

(c) The assignment of the relevant rights and contractual position under any Debt Instrument shall be null and void and shall have no effect whatsoever between the Parties until the assignee has acceded to this Agreement, with the assigning Debtor being liable for any damages that such circumstance may cause to the other Parties.

13.4 Adherence of Senior Creditor Entities

If, following the signing of this Agreement, Additional Debt is incurred in accordance with Clause9 (Additional Debt), the creditor of the Additional Debt shall (if not already a party as a Senior Creditor) accede to this Agreement as a Lender, Creditor, Factoring Entity or Confirming Entity (as the case may be) and as a Senior Creditor Entity by signing the relevant Accession Document, a template of which is attached as Annex 6 (Template Accession Document).

13.5 Accession of Debtors

If, following the signing of this Agreement, any Group company (which was not already a party to it as a Debtor) were to incur debt (as a debtor) with any Creditor Entity (expressly including Additional Debt) or were to grant any security interest or personal guarantee in relation to the Debt Instruments, Wallbox Chargers:

(a) shall notify the Global Agent; and

(b) will result in the relevant Group company becoming a party to this Agreement as a “Debtor” by signing the relevant Accession Document, a template of which is attached as Annex 6 (Template Accession Document).

13.6 Adherence of Shareholder Creditors

If, following the signing of this Agreement, any shareholder of the Group (who was not already a party to this Agreement as a Shareholder Creditor) were to subscribe for debt (as a creditor) with any company of the Group, Wallbox Chargers:

(a) shall notify the Global Agent; and

(b) shall ensure that the shareholder in question accedes to this Agreement as a “Shareholder Creditor” and “Subordinated Creditor Entity” by signing the relevant Accession Document, a template of which is attached as Annex 6 (Model Accession Document).

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13.7 Adherence of Intra-Group Creditors

If, following the signing of this Agreement, any Group company (which was not already a party to it as an Intra-Group Creditor) enters into a debt agreement (as a creditor) with any Group company, Wallbox Chargers:

(a) shall notify the Global Agent; and

(b) shall ensure that the company in question accedes to this Agreement as an “Intra-Group Creditor” and “Subordinated Creditor Entity” by signing the relevant Accession Document, a template of which is attached as Annex 6 (Model Accession Document).

14. ACCESSION OF NON-SIGNATORY SENIOR CREDITOR ENTITIES

(a) Prior to the Signing Date, the Debtors have invited all Senior Creditor Entities to sign this Agreement and the other Senior Debt Instruments to which they are to be party.

(b) Notwithstanding that the Non-Signatory Senior Creditor Entities have not signed this Agreement on the Signing Date, the Non-Signatory Senior Creditor Entities shall become parties to this Agreement for all legal and contractual purposes on the earlier of the following dates:

(i) the date on which they accede to this Agreement pursuant to the Letters of Election; and

(ii) the date of issue of the Order of Approval,

all in accordance with the provisions of the Restructuring Plan.

15. AMENDMENTS

(a) Any amendment to this Agreement and any Security Document shall require the prior written consent of the Super Majority of Senior Creditors.

(b) Amendments to the Senior Debt Instruments (including any Additional Debt Instruments) shall be made in accordance with the terms set out for this purpose in each of them.

(c) The terms of the Subordinated Debt Instruments may not be amended unless:

(i) it has been authorised by the Majority of Senior Creditors; or

(ii) the amendments are limited to technical, administrative or operational adjustments which are not substantial and do not adversely affect the interests of the Senior Creditor Institutions,

and, in any event, such amendment does not have the purpose of:

(i) to reduce the maturity date or the repayment instalments;

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(ii) alter the terms (including frequency and/or amount) of voluntary or mandatory early repayment;

(iii) increase or otherwise alter (including, for these purposes, a change in the interest rate) the obligations to pay principal, interest, fees, expenses or other amounts due under the same; or

(iv) introduce any modification having an economic or structurally equivalent effect to any of the foregoing.

(d) Any decision relating to the Stand-Alone Guarantees and this “15 ” Clause (Amendments) shall in all cases require the consent of the affected Senior Lender.

16. PREVALENCE

The Parties agree that in the event of any conflict between the provisions of this Agreement and the other Debt Instruments (as applicable) and the Security Documents (including, without limitation, in relation to the enforcement of Security Interests, the distribution and application of amounts and the relationships between the Senior Lenders), the provisions of this Agreement shall prevail.

17. COSTS AND EXPENSES

(a) The Debtors undertake to pay or, where applicable, at the request of the Global Agent, to reimburse the Global Agent and the Senior Lending Entities for any fees, charges, remuneration, expenses, taxes, duties and other sums that are now or in the future become due or are incurred, as a result of the negotiation, preparation, execution, notarisation, performance, registration, enforcement or termination of this Agreement or any Additional Debt Instrument hereinafter, the “Expenses and Taxes”), and including, but not limited to, the following:

(i) the notaries’ fees and expenses incurred in the execution of this Agreement as a public document, as well as the execution of any Additional Debt Instrument as a public document, including those for the issuance of first copies (whether or not enforceable) and any amendments thereto;

(ii) the remuneration and expenses of the professional advisers involved in the transaction (for fees accrued up to the Signing Date in connection with the preparation, negotiation and signing of this Agreement and any fees that may accrue in connection with the monitoring, maintenance and cancellation of this Agreement), as well as the remuneration and expenses of the professional advisers involved in the preparation, negotiation, signing, monitoring, maintenance and cancellation of any Additional Debt Instrument, provided that these have been previously agreed with Wallbox Chargers;

(iii) the costs, expenses and judicial and extrajudicial fees, including lawyers’ and solicitors’ fees and notaries’ fees, incurred as a direct consequence of the

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performance, breach or termination of this Agreement or any Additional Debt Instrument; and

(iv) taxes, surcharges, duties or fees, whether governmental or otherwise, which are or may in future be levied on the execution or registration of this Agreement or any Additional Debt Instrument, as well as on its amendment, performance and termination as provided for in this Agreement, including where, in accordance with applicable legislation or case law, any Financial Party is deemed to be liable for such taxes, surcharges, duties or fees.

(b) Having negotiated this individually, the Parties agree that, if, in accordance with applicable law or case law, any Financial Party is required or obliged to pay any Expenses and Taxes, Wallbox Chargers or any other Debtor designated by it shall reimburse such amount to the Financial Parties at the request of the Global Agent and as soon as possible. The Parties acknowledge the essential nature of this agreement.

(c) The Debtors undertake to indemnify the Financial Parties in respect of any liabilities, expenses or claims that may arise from the non-payment or late payment of any of the Charges and Taxes, unless such circumstance is directly attributable to the Financial Parties.

18. NOTIFICATIONS

18.1 Written communications

All requests, notifications, notices and communications in general relating to or arising from this Agreement, and for which no specific formality is required, shall be deemed to have been duly made when, with the necessary advance notice, they are sent by letter or fax.

18.2 Addresses

(a) The addresses and fax numbers (and, where applicable, the persons or departments) to which any requests, notifications, notices and communications in general must be addressed are those set out in Annex 8 (Details for notification purposes).

(b) Any change to the addresses specified in this Contract shall have no effect until it has been duly notified to the Global Agent or Wallbox Chargers, as the case may be, at least five (5) Business Days in advance.

18.3 Delivery

(a) Any request, notification, notice and communication in general relating to this Agreement (or arising therefrom) shall only be effective:

(i) in the case of a fax, when it has been received in a legible form; or

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(ii) in the case of letters, when received by the relevant recipient at the relevant address, or five (5) Business Days after delivery to a post office or courier service;

and, in any event, provided that they are addressed to the departments, offices and contact persons specified in Clause18.2 (Addresses).

(b) Any communication or document to be made or delivered to the Global Agent shall only take effect from the moment of its receipt by the Global Agent, and, therefore, only where it has been expressly specified that the relevant recipient is the department or contact person identified in Clause18.2 (Addresses), or, where applicable, any alternative department or contact person that the Global Agent may have designated for this purpose.

(c) All notices received from, or addressed to, any Debtor shall be channelled through the Global Agent, who shall in turn forward them to the Senior Lending Entities as set out in this Agreement, it being understood that, once received by the Global Agent, they shall also be deemed to have been received by the Senior Lending Entities.

Similarly, general communications relating to this Agreement and those referring to it as a whole to be issued by the Senior Lending Entities and addressed to the Debtors shall be channelled through the Global Agent.

(d) Any communication or document made or delivered to Wallbox Chargers in accordance with this Clause shall be deemed to have been made or delivered to each of the Debtors.

(e) Any communication or document that is effective, in accordance with the provisions of sections (a) to (d) above, after 5:00 p.m. at the place where it is received, shall be deemed to be effective only on the following day.

18.4 Notification of address and fax number

As soon as you change your address or fax number, the Global Agent shall notify the other Parties in a timely manner.

18.5 Electronic communication

(a) Any communication between any two Parties under, or in connection with, this Agreement may be made by email or other electronic means provided that the said two Parties expressly agree to this form of communication between them (and unless at any time either of them decides otherwise and notifies the other accordingly) and provided that both Parties:

(i) provide each other in writing with their email addresses and/or any other information required to enable the sending and receiving of information by such means; and

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(ii) notify each other of any change to their email address or any other information previously provided by them at least five (5) Business Days in advance.

(b) Any electronic communication between the two Parties shall only take effect from the moment it is actually received in a legible format and, in the case of any electronic communication made by a Party to the Global Agent, only if it is addressed in the manner specified for that purpose by the Global Agent.

(c) Any electronic communication that is effective, in accordance with the provisions of the section (b) above, after 5:00 p.m. at the place where it is received, shall be deemed to be effective only on the following day.

18.6 Language

All requests, notifications, notices, communications and any other documents in general that refer to, or are delivered in connection with, this Contract or arise therefrom shall be drafted in Spanish.

19. ENTIRE AGREEMENT

The Parties declare that they are aware of and accept that this Contract constitutes the entirety of the agreements between the parties in relation to its content, and supersedes any prior agreement between them, whether oral or written, relating to the subject matter of this Contract.

20. PARTIAL INVALIDITY

If at any time any provision contained in this Agreement is deemed unlawful, void or unenforceable under the laws of any competent jurisdiction, the legality, validity or enforceability of the remaining provisions of this Agreement, or the legality, validity or enforceability of such provision under the laws of any other competent jurisdiction, shall not be affected or impaired in any way by such circumstance.

21. RESERVATION OF RIGHTS

Any failure or delay by any of the Financial Parties to exercise any right or remedy under this Agreement shall not be deemed a waiver of any such right or remedy or a ratification of the terms of this Agreement. Under no circumstances shall the terms of this Agreement be deemed to have been ratified by a Financial Party unless such ratification is made in writing. The single or partial exercise of any right or remedy shall not preclude the subsequent exercise of the same or the exercise of any other right or remedy. The rights and remedies set out in this Agreement are cumulative and do not exclude any rights or remedies provided for by law.

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22. VAT AND TAX ON TRANSFERS OF ASSETS AND DOCUMENTED LEGAL ACTS

(a) The parties declare that this Contract constitutes a transaction subject to Value Added Tax, but exempt therefrom in accordance with Article 20.1, number 18, paragraph c) of Law 37/1992 of 28 December.

(b) This Contract is not subject to Property Transfer Tax and Stamp Duty, in accordance with Articles 7.5 and 31.2 of the Consolidated Text of said Tax approved by Royal Legislative Decree 1/1993 of 24 September.

23. CONFIDENTIALITY

23.1 Confidential Information

Each of the Financial Parties agrees to keep all Confidential Information confidential and not to disclose it, except to the extent permitted by Clause23.2 (Disclosure of Confidential Information) below, and to ensure that all Confidential Information is protected by the security measures and with the duty of care that it would apply to its own confidential information.

23.2 Disclosure of Confidential Information

The Financial Parties may disclose:

(a) to any of their Affiliates and related funds and to any of their directors, officers, employees, professional advisers, auditors, partners and Representatives, such Confidential Information as the Financial Party deems appropriate, provided that any person to whom the Confidential Information is to be disclosed in accordance with the provisions of this section (a) is informed in writing of its confidential nature and that all or part of such Confidential Information may be sensitive and affect any quotations on organised securities markets, although this notification requirement shall not apply if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by confidentiality requirements in relation to the Confidential Information;

(b) to any central bank or federal reserve in favour of which a Financial Party has created any charge, lien or security interest over the Financial Parties’ rights under any Senior Debt Instrument, such Confidential Information as that Financial Party deems appropriate;

(c) to any person generally:

(i) to (or through) whom it assigns (or may potentially assign) all or any of its rights and/or obligations under this Agreement and one or more Senior Debt Instruments or who replaces (or may potentially replace) it as Global Agent and, in any event, to any of the Affiliates, related funds, Representatives and professional advisers of such person;

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(ii) with (or through) whom it subscribes (or may potentially subscribe), whether directly or indirectly, any sub-participation relating to, or any other transaction under which payments are to be, or may be, made in connection with, this Agreement and one or more Senior Debt Instruments and/or one or more Debtors, as well as to any of the Affiliates, linked funds, Representatives and professional advisers of such person;

(iii) designated by any Financial Party or other person to whom the provisions of the preceding paragraph (c) (i) or (ii) apply, to receive on their behalf communications, notices, information or documents delivered in accordance with the Senior Debt Instruments;

(iv) who invests in, or otherwise finances (or could theoretically invest in, or otherwise finance), directly or indirectly, any transaction referred to in the section (c) (i) or (ii) above;

(v) to whom the information must be disclosed by order of a competent court or tribunal, or by any governmental, banking, tax or other regulatory authority, or similar body, by the rules of any securities market or in accordance with any applicable law or regulation;

(vi) to whom the information must be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative proceedings or any other investigation, proceeding or dispute;

(vii) who is a Party; or

(viii) with the consent of Wallbox Chargers;

in each case, such Confidential Information as such Financial Party deems appropriate if:

(A) in relation to sections (c) (i) , ( (ii) and (c) (iii) above, the person to whom the Confidential Information is to be disclosed has signed a Confidentiality Undertaking, although such a Confidentiality Undertaking shall not be required if the recipient of the information is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B) in relation to the section (c) (iv) above, the person to whom the Confidential Information is to be disclosed has signed a Confidentiality Undertaking or is otherwise bound by confidentiality requirements in relation to the Confidential Information received, and is informed that all or part of such Confidential Information may be sensitive information and may affect any prices on organised securities markets;

(C) in relation to sections (c) (v) and (c) (vi) above, the person to whom the Confidential Information is to be disclosed has been informed

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of its confidential nature and that all or part of such Confidential Information may constitute sensitive information and affect any prices on organised securities markets, although there shall be no requirement to provide such information if, in the opinion of that Financial Party, it is not possible to do so in the prevailing circumstances; and

(d) to any person appointed by that Financial Party or by a person to whom the provisions of the preceding paragraph (c) (i) or (c) (ii) apply, to provide administrative or settlement services in connection with this Agreement and one or more of the Senior Debt Instruments, including, without limitation, in connection with the negotiation of any interest in relation to this Agreement and the Senior Debt Instruments, such Confidential Information as may be necessary to enable that service provider to perform any of the services referred to in this paragraph ( provided that the latter has entered into a confidentiality agreement, substantially in the form of the so-called LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers published by the LMA, or any other model confidentiality undertaking agreed between Wallbox Chargers and the relevant Financial Party;

(e) to CESCE (and its directors, officers, employees, professional advisers, auditors, partners and Representatives) such Confidential Information as that Financial Party deems appropriate;

(f) to the competent court handling the judicial approval of the Restructuring Plan;

(g) to any credit rating agency (including its professional advisers) such Confidential Information as may be necessary for that rating agency to carry out its ordinary rating activities in relation to this Agreement and the Senior Debt Instruments; and/or the Debtors, provided that the agency to which the Confidential Information is to be disclosed is informed of its confidential nature and that all or part of such Confidential Information may be sensitive information and may affect any quotations on organised securities markets; and

(h) such general information regarding the functions performed by the Senior Creditor Entities under this Agreement and the Senior Debt Instruments as the Senior Creditor Entities may disclose for inclusion in industry-specific tables or rankings. The disclosure of any other additional information shall require the prior authorisation of Wallbox Chargers, to be requested through the Global Agent.

23.3 Entire Agreement

This ‘23 ’ Clause constitutes the entire agreement between the Parties in relation to the obligations of the Financial Parties under this Agreement concerning Confidential Information, and supersedes any prior agreement, whether express or implied, in relation to Confidential Information.

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23.4 Inside Information

Each of the Financial Parties acknowledges that all or part of the Confidential Information is, or may be, sensitive information that may affect any prices on organised securities markets, and that the use of such information may be regulated or prohibited by applicable law, including legislation relating to insider dealing and market manipulation, and each of the Financial Parties undertakes not to use any Confidential Information for any unlawful purpose.

23.5 Notification of Disclosure

All Financial Parties agree (to the extent permitted by applicable laws and regulations) to inform Wallbox Chargers:

(a) of the circumstances relating to any disclosure of Confidential Information made in accordance with the provisions of sections (c) (v) of Clause23.2 (Disclosure of Confidential Information), except where such disclosure is made to any of the persons referred to in that section in the ordinary course of their supervisory or regulatory duties; and

(b) upon becoming aware that Confidential Information has been disclosed in breach of the provisions of this Clause23 (Confidentiality).

23.6 Ongoing obligations

The obligations set out in this Clause23 (Confidentiality) are ongoing and, in particular, shall continue to be binding on all Financial Parties for a period of twenty-four (24) months from the earlier of the following dates:

(a) the date on which this Agreement is terminated; and

(b) the date on which any of the Financial Parties ceases to hold such status in any other way.

24. DATA PROTECTION

(a) In order to provide the services and fulfil the obligations set out in this Agreement, it is necessary for the Parties to process personal data relating to their respective representatives or contact persons, as well as that of third parties – for example, employees, collaborators, or other persons performing a function or providing services for any other Party. Such data shall be limited to the minimum necessary for professional contact purposes and shall be processed by and under the responsibility of each Party for the purpose of managing, maintaining, developing and monitoring the contractual relationship between the Parties and for the fulfilment of their respective legal obligations.

(b) The legal basis for the processing of the data is the legitimate interest of the parties in the maintenance, management and performance of this Contract, as well as the fulfilment of their legal obligations, and no disclosure to third parties is envisaged,

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unless this is essential for the performance and execution of the services covered by the Contract or is necessary to comply with a legal obligation.

(c) The data subject to processing shall be retained for the duration of this Contract and, where applicable, thereafter to the extent that contact and any commercial relations between the Parties are maintained.

(d) Where the processing of personal data is no longer necessary for the purposes set out in this Clause24 (Data Protection), the data shall be retained by the Parties in a duly restricted form, which shall mean that neither Party shall carry out any processing other than its retention for the purpose of making it available to the competent public authorities, judges and courts or the Public Prosecutor’s Office; to address any potential liabilities arising from the contractual relationship or those related to the processing of the data. The data shall be retained by the Parties in a blocked state for the periods provided for in the applicable legal provisions or, where applicable, for the limitation periods of actions arising from the contractual relationship between the Parties, with the data being physically deleted or completely anonymised once these periods have elapsed.

(e) Data subjects whose personal data is provided by the Parties in accordance with the provisions of the preceding paragraphs may, at any time, exercise their rights of access, rectification, objection, erasure, data portability, restriction of processing, and any other applicable rights, by submitting a written request to the addresses indicated in Annex 8 of (Contact details for notification purposes).

(f) Furthermore, data subjects have the right to seek the protection of the Spanish Data Protection Agency via its website www.aepd.es.

25. NOTARISATION

(a) The Parties shall deliver an original copy of this Contract to the Notary of the Madrid Bar Association, Mr Francisco Miras Ortiz, for the purpose of having it notarised, at the place and on the date set out at the beginning of this document, with the corresponding notarial fees (including those relating to the issue of first copies (with or without enforceability)) to be borne by Wallbox Chargers.

(b) The Parties undertake to formalise as a Spanish public document (whether by way of a policy or deed) the Documents of Adherence that must be signed in accordance with this Agreement, with the corresponding notarial fees (including those relating to the issue of first copies (with or without enforceability)) to be borne by Wallbox Chargers.

26. GOVERNING LAW

This Agreement and any non-contractual obligations relating thereto shall be governed by and construed in accordance with Spanish law.

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27. JURISDICTION

To the extent that such submission is legally permissible, each party to this Agreement irrevocably submits, expressly waiving any jurisdiction that might otherwise apply, to the jurisdiction of the Courts and Tribunals of the city of Madrid (Spain) for the hearing and resolution of any claim that may arise from the performance or interpretation of this Agreement (including, for these purposes, any dispute relating to its existence, validity or expiry) and of the non-contractual obligations relating thereto.

[Signature pages and annexes follow]

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THE ORIGINAL DEBTORS

WALLBOX N.V.

WALL BOX CHARGERS S.L.U.

AR ELECTRONICS SOLUTIONS, S.L.U.

WALLBOX USA INC.

KENSINGTON CAPITAL ACQUISITION CORP. II

WALLBOX, AS

WALLBOX UK LIMITED

WALLBOX FRANCE SAS

WALLBOX NETHERLANDS B.V.

WALBOX BELGIUM B.V.

WBX CHARGERS PORTUGAL, UNIPESSOAL LDA

WALLBOX AUSTRALIA PTY LTD

WALLBOX ITALY S.R.L.

ARES ELECTRONICS S.L.U.

ELECTROMAPS, S.L.U.

COIL INC

___________________________________ P.p.

THE ORIGINAL INTRA-GROUP CREDITORS

AR ELECTRONICS SOLUTIONS, S.L.U.

ELECTROMAPS, S.L.U.

KENSINGTON CAPITAL ACQUISITION CORP. II

WALLBOX N.V.

WALL BOX CHARGERS S.L.U.

WALLBOX UK LIMITED

WALLBOX FRANCE SAS

WALLBOX NETHERLANDS B.V.

WALLBOX BELGIUM B.V.

WALLBOX APS

WALLBOX ITALY S.R.L.

WALLBOX USA INC.

___________________________________ P.p.

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SENIOR LENDERS
BANCO SANTANDER, S.A.
___________________________________ P.p.	___________________________________ P.p.
Banco Bilbao Vizcaya Argentaria, S.A.
___________________________________ P.p.	___________________________________ P.p.
CAIXABANK, S.A.
___________________________________ P.p.	___________________________________ P.p.
EBN BANCO DE NEGOCIOS, S.A.
___________________________________ P.p.	___________________________________ P.p.
OFFICIAL CREDIT INSTITUTE, E.P.E.
___________________________________ P.p.	___________________________________ P.p.
CATALAN INSTITUTE OF FINANCE
___________________________________ P.p.	___________________________________ P.p.
MORA BANC GRUP, S.A.
___________________________________ P.p.	___________________________________ P.p.

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SPANISH DEVELOPMENT FINANCE COMPANY, COFIDES, S.A., S.M.E., ACTING AS MANAGER IN ITS OWN NAME AND ON BEHALF OF THE FUND FOR INVESTMENTS ABROAD, F.C.P.J. (FIEX)
___________________________________ P.p.	___________________________________ P.p.

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THE GLOBAL AGENT
PALMER AGENCY SERVICES (SPAIN), S.L.U.
___________________________________ P.p.

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Anexo 1
ORIGINAL DEBTORS

• Wallbox N.V.

• Wall Box Chargers S.L.U.

• AR Electronics Solutions, S.L.U.

• Wallbox USA Inc.

• Kensington Capital Acquisition Corp. II

• Wallbox, AS

• Wallbox UK Limited

• Wallbox France SAS

• Wallbox Netherlands B.V.

• Walbox Belgium B.V.

• WBX Chargers Portugal, Unipessoal LDA

• Wallbox Australia Pty Ltd

• Wallbox Italy S.r.l.

• Electromaps, S.L.U.

• COIL Inc.

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Anexo 2
SENIOR CREDITORS

Part I
Original Lenders

• BANCO SANTANDER, S.A.

• CAIXABANK, S.A.

Part II
Original Factoring Entities

• BANCO SANTANDER, S.A.

• BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

• CAIXABANK, S.A.

Part III
Original Confirming Entities

• Banco Santander, S.A.

• BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

• CAIXABANK, S.A.

Part IV
Original Lending Institutions

• Banco Santander, S.A.

• BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

• CAIXABANK, S.A.

• EBN BANCO DE NEGOCIOS, S.A.

• OFFICIAL CREDIT INSTITUTE, E.P.E.

• CATALAN INSTITUTE OF FINANCE

• MORA BANC GROUP, S.A.

• SPANISH DEVELOPMENT FINANCE COMPANY, COFIDES, S.A., S.M.E. S.M.E. ACTING AS MANAGER IN ITS OWN NAME AND ON BEHALF OF THE FUND FOR INVESTMENTS ABROAD, F.C.P.J. (FIEX)

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Anexo 3
ORIGINAL INTRA-GROUP CREDITORS

• AR Electronics Solutions, S.L.U.

• Electromaps, S.L.U.

• Kensington Capital Acquisition Corp. II

• Wallbox N.V.

• Wall Box Chargers S.L.U.

• Wallbox UK Limited

• Wallbox France SAS

• Wallbox Netherlands B.V.

• Walbox Belgium B.V.

• Wallbox ApS

• Wallbox Italy S.r.l.

• Wallbox USA Inc.

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Anexo 4
REAL WARRANTIES

Provider of the Real Guarantee	Real Guarantee	Applicable Law
Wallbox N.V.

First-ranking general pledge over all (100%) of the shares representing the share capital of Wallbox Chargers and, once the company has been converted from a limited liability company to a public limited company, a first-ranking general pledge over all (100%) of the shares representing the share capital of Wallbox Chargers.

Spanish (ordinary)
Wallbox Chargers	First-ranking Catalan pledge over all (100%) of the shares representing the share capital of Electromaps, S.L.U.	Spanish (Catalan)
Wallbox Chargers	First-ranking Catalan security over all (100%) of the shares representing the share capital of AR Electronics Solutions, S.L.U.	Spanish (Catalan)
Wallbox Chargers	First-ranking security interest in all (100%) of the shares or equity interests representing the share capital of Coil Inc.	American
Wallbox Chargers	First-ranking security interest in all (100%) of the shares or equity interests representing the share capital of Wallbox France SAS.	French
Wallbox Chargers	First-ranking security interest in all (100%) of the shares or equity interests representing the share capital of Wallbox USA Inc.	US
Wallbox Chargers	First-ranking security interest in all shares or equity interests in ABL GmbH held by Wallbox Chargers representing 80% of the share capital of ABL GmbH.	German
Wallbox Chargers	First-ranking Catalan pledge on bank accounts held in Catalonia.	Spanish (Catalan)
Wallbox N.V.	First-ranking security interest in bank account number [***] held at [***], Netherlands Branch.	Dutch
Wallbox USA Inc.	First-ranking security interest in bank account number [***] held at [***].	US
Group companies	Standard first-ranking security interests in respect of claims arising from intra-group debt between Group companies.	Spanish (common)
Group companies	First-ranking general charge over credit rights arising from material contracts.	Spanish (general)
Wallbox Chargers	First-ranking chattel mortgages on industrial/intellectual property registered in Spain.	Spanish
Wallbox USA Inc.	Security interest in industrial/intellectual property registered in the United States of America.	US
Wallbox USA	Security interest in the inventory located in the United States of America.	American

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Provider of the Real Guarantee	Real Guarantee	Applicable Law
Wallbox Chargers	Warrants convertible into shares of Wallbox Chargers following its incorporation as a public limited company.	Spanish
Wallbox Chargers	First-ranking floating charge over the "Supernova" trademark.	Spanish

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Anexo 5
INDEPENDENT GUARANTEES

PERSONAL GUARANTEES
Secured creditor	Guarantor Companies	Debtor	Instrument / Contract	Maximum guaranteed amount (€)
Banco Santander	Wallbox NV; AR Electronic Solutions SL; Wallbox USA Inc.	Wall Box Chargers, S.L.U.	Smart Fund. Framework Agreement	[***]
Banco Santander	Wallbox NV; AR Electronic Solutions SL; Wallbox USA Inc.	Wall Box Chargers, S.L.U.	Smart Fund. Framework Agreement	[***]
Banco Santander	Wallbox NV; AR Electronic Solutions SL; Wallbox USA Inc.	Wall Box Chargers, S.L.U.	Smart Fund. Framework Agreement	[***]
Banco Santander	Wallbox NV; AR Electronic Solutions SL; Wallbox USA Inc.	Wall Box Chargers, S.L.U.	Smart Fund. Framework Agreement	[***]
Banco Santander	Wallbox NV; AR Electronic Solutions SL; Wallbox USA Inc.	Wall Box Chargers, S.L.U.	Smart Fund. Framework Agreement	[***]
Banco Santander	Wall Box Chargers, S.L.U.	Wallbox USA	CESCE	[***]
BBVA	Wallbox NV	Wall Box Chargers, S.L.U.	Loan	[***]
BBVA	Wallbox NV	Wall Box Chargers, S.L.U.	Venture debt	[***]
Caixabank	Wall Box Chargers, S.L.U.	AR Electronic Solutions SL	ICO & Guarantor	[***]
Caixabank	Wallbox USA Inc; AR Electronic Solutions SL; Wallbox UK Limited	Wall Box Chargers, S.L.U.	ICO Ukraine	[***]

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Caixabank	Wallbox USA Inc; AR Electronic Solutions SL; Wallbox UK Limited	Wall Box Chargers, S.L.U.	Credit Account	[***]
ICO	Wallbox NV; Wallbox USA Inc	Wall Box Chargers, S.L.U.	Syndicated Loan	[***]
ICF	Wallbox NV; Wallbox USA Inc	Wall Box Chargers, S.L.U.	Syndicated Loan	[***]
EBN	Wallbox NV; Wallbox USA Inc	Wall Box Chargers, S.L.U.	Syndicated Loan	[***]
COFIDES	Wall Box Chargers, S.L.U.; Wallbox NV	Wallbox USA	Syndicated Loan	[***]
Mora Bank	Wallbox NV; Wallbox USA Inc	Wall Box Chargers, S.L.U.	Syndicated Loan	[***]
HSBC	Wallbox NV; Wallbox USA Inc	Wall Box Chargers, S.L.U.	Inventory Credit Facility	[***]

SECURITY INTERESTS
Secured creditor	Debtor	Type of security interest	Description of the encumbered asset or right	Date of creation	Maximum secured amount (€)
ICO	Wall Box Chargers S.L.U	Mortgage	Machinery / Furniture	23/02/2026	[***]
ICF	Wall Box Chargers S.L.U	Mortgage	Machinery / Furniture	23/02/2026	[***]
EBN	Wall Box Chargers S.L.U	Mortgage	Machinery / Furniture	23/02/2026	[***]
Mora Bank	Wall Box Chargers S.L.U	Mortgage	Machinery / Furniture	23/02/2026	[***]

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HSBC	Wall Box Chargers S.L.U	Mortgage	Inventory	22/03/2024	[***]
COFIDES	Wallbox USA Inc.	Mortgage	Bank Accounts	16/10/2023	[***]

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Anexo 6
SAMPLE AGREEMENT DOCUMENT

To: [Global Agent]

From: [New Debtor/Shareholder Creditor/Intragroup Creditor/Lending Institution/Crediting Institution/Factoring Institution/Confirming Institution]

1. This standard form agreement (the “Agreement”) is entered into on [date] by [insert full name of the new Debtor/Shareholder Creditor/Intra-group Creditor/Lending Entity/Crediting Entity/Factoring Entity/Confirming Entity] (the “Party”) in relation to the inter-creditor agreement entered into on [*] 2026, by, amongst others, Wall Box Chargers, S.L.U., AR Electronic Solutions, S.L.U., Wallbox USA INC. and the remaining entities listed therein as debtors and/or guarantors as Original Debtors, the entities listed therein as Original Operating Entities, the entities listed therein as Original Lending Entities, and Palmer Agency Services (Spain), S.L.U. as Global Agent (as such agreement may be novated, amended, restated or supplemented from time to time, the “Creditors’ Agreement”).

2. The terms set out in capital letters in this Accession Document shall have the meaning attributed to them in the Agreement between Creditors, unless expressly stated otherwise.

3. The Appearing Party declares that they are aware of the existence and content of the Agreement between Creditors, having examined a copy thereof.

4. The Appearing Party agrees to accede unconditionally and irrevocably to the Intercreditor Agreement in the capacity of [Debtor/Shareholder Creditor/Intragroup Creditor/Lending Entity/Crediting Entity/Factoring Entity/Confirming Entity] and confirms that, with effect from [the present date/[*]]:

a. it shall become a party to the Intercreditor Agreement in the capacity of [Debtor/Shareholder Creditor/Intragroup Creditor/Lending Entity/Crediting Entity/Factoring Entity/Confirming Entity] [and also in the capacity of [Subordinated Creditor Entity/Senior Creditor Entity]];

b. accepts all the terms and conditions of the Intercreditor Agreement and undertakes to comply with all the obligations and assume all the rights which, in accordance with the Intercreditor Agreement, correspond to the [Debtors/Shareholder Creditors/Intragroup Creditors/Lending Entities/Crediting Entities/Factoring Entities/Confirming Entities]; and

c. agrees to be bound by all the provisions of the Intercreditor Agreement as if it had been an original party thereto, with full legal force and effect.

5. This Accession Document and any non-contractual obligations relating thereto shall be governed by and construed in accordance with Spanish law.

6. All communications with the Appearing Party shall be made in accordance with the provisions of Clause [18] (Notifications) of the Intercreditor Agreement.

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For these purposes, the Appearing Party’s contact details for service of process are as follows:

Address: [*]

Tel. no.: [*]

Email: [*]

Attn: [*]

7. To the extent that such submission is legally permissible, each party to this Accession Document irrevocably submits, expressly waiving any jurisdiction that might otherwise apply, to the jurisdiction of the Courts and Tribunals of the city of Madrid (Spain) for the hearing and resolution of any claim that may arise from the performance or interpretation of this Adhesion Document (including, for these purposes, any dispute relating to its existence, validity or expiry) and from any non-contractual obligations relating thereto.

8. This Adhesion Document shall be formalised as a Spanish public document (whether by way of a policy or deed) for all purposes provided for in Article 517 of the Civil Procedure Act.

THE NEW [DEBTOR/SHAREHOLDER CREDITOR/INTRA-GROUP CREDITOR/LENDING INSTITUTION/CREDIT INSTITUTION/FACTORING INSTITUTION/CONFIRMING INSTITUTION]
[*]
________________________________ [*]

THE GLOBAL AGENT
PALMER AGENCY SERVICES (SPAIN), S.L.U.
________________________________ [*]

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Anexo 7
STANDARD AGREEMENT

At [*], on [*] [*] [*], in the presence of the notary of [*], [Mr/Ms] [*].

APPEARS

[*], a legal entity of [*] nationality, with registered office at [*], [*], and with Tax Identification Number [*]. It is duly represented for this purpose (the “Appearing Party”).

STATES

(A) That on [*] 2026, a contract was entered into between creditors, including, amongst others, Wall Box Chargers, S.L.U., AR Electronic Solutions, S.L.U., Wallbox USA INC. and the remaining entities listed therein as debtors and/or guarantors as Original Debtors, the entities listed therein as Original Operating Entities, the entities listed therein as Original Lending Entities and Palmer Agency Services (Spain), S.L.U. as Global Agent (the “Agreement”).

(B) That the Agreement provides in Clause [14] (Accession of Non-Signatory Senior Creditor Entities) for the option that any Senior Creditor Entity that had not signed the Agreement on the Signing Date may accede to the Agreement on a date subsequent to the Signing Date (as such terms are defined in the Agreement).

(C) That the Appearing Party expressly declares that it is a Senior Lending Entity and is interested in (i) acceding fully to the Agreement and (ii) assuming all rights and obligations incumbent upon it in its capacity as a Senior Lending Entity, on the terms set out in the Agreement.

(D) That as a consequence of the foregoing, the Appearing Party hereby decides to execute this letter of accession (the “Letter of Accession”), which shall be subject to the following:

CLAUSES

1. DEFINITIONS

The terms set out in capital letters in this Letter of Accession shall have the meaning attributed to them in the Agreement, unless otherwise expressly stated.

2. ACCESSION AND RATIFICATION

The Appearing Party adheres to, ratifies and approves the Contract in its entirety, the full content of which he declares to be aware of, assuming all rights and obligations incumbent upon him in his capacity as Senior Lender, in accordance with the terms set out in the Contract, thereby giving this instrument full legal force and effect.

3. REQUEST TO THE NOTARY IN ATTENDANCE

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The Appearing Party requests the Notary Public to ensure that, in accordance with the provisions of Clause [14] (Adherence of Non-Signatory Senior Creditor Entities) of the Agreement:

(a) incorporate into the Contract, by means of a notarial entry, a copy of the Letter of Accession, provided that this concerns the notary acting on the Contract; or

(b) send, via SIGNO, a copy of the Letter of Accession duly certified to the notary involved in the Agreement, provided that this is a notary other than the notary involved in the Agreement.

The notary involved accepts the request made by the Appearing Party.

4. NOTIFICATIONS

All communications with the Appearing Party shall be made in accordance with the provisions of Clause [18] (Notifications) of the Contract.

For these purposes, the Appearing Party’s notification details shall be as follows:

Address: [*]

Tel. no.: [*]

Email: [*]

Attn: [*]

5. SENDING THE LETTER OF SUPPORT TO THE AGENT

The Appearing Party undertakes to send the Global Agent an electronic copy of the duly certified Notice of Adherence as soon as it becomes available, thereby complying with the terms set out in Clause [14] (Adherence of Non-Signatory Senior Creditors) of the Agreement.

6.

This Letter of Adherence shall be governed by and construed in accordance with Spanish civil law.

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Anexo 8
DETAILS FOR THE PURPOSES OF NOTIFICATIONS

[intentionally omitted]

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